EXHIBIT 2












                          AGREEMENT AND PLAN OF MERGER





                                      among

                              CATHAY BANCORP, INC.,

                                   CATHAY BANK

                                       and

                        FIRST PUBLIC SAVINGS BANK, F.S.B.


















                            dated as of May 30, 1996



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


                                TABLE OF CONTENTS
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                                                                                                                        PAGE
                                                                                                                        ----
I.     THE MERGER........................................................................................................  1
       1.1    Merger Agreement...........................................................................................  1
       1.2    Consideration..............................................................................................  1
       1.3    Dissenters.................................................................................................  9
       1.4    Return of Share Certificates.  ............................................................................  9
       1.5    No Liability.  ............................................................................................  9
       1.6    Withholding Rights.  ......................................................................................  9

II.    THE CLOSING.......................................................................................................  9
       2.1    Effective Time.............................................................................................  9
       2.2    Procedure..................................................................................................  9

III.   REPRESENTATIONS AND WARRANTIES OF FPSB............................................................................ 10
       3.1    Due Organization........................................................................................... 10
       3.2    Binding Effect............................................................................................. 11
       3.3    Capitalization............................................................................................. 11
       3.4    Financial Statements and Reports........................................................................... 11
       3.5    Books and Records; Other Information....................................................................... 12
       3.6    Properties; Contracts...................................................................................... 12
       3.7    Compliance with Laws....................................................................................... 14
       3.8    Material Contract Defaults................................................................................. 15
       3.9    Absence of Certain Changes................................................................................. 15
       3.10   Litigation................................................................................................. 16
       3.11   Contingent Liabilities..................................................................................... 16
       3.12   Taxes...................................................................................................... 16
       3.13   Employee Benefit Plans; ERISA.............................................................................. 18
       3.14   Broker's and Finder's Fees................................................................................. 19
       3.15   Labor Relations............................................................................................ 19
       3.16   Registration Statement and Regulatory Applications......................................................... 19
       3.17   Insurance.................................................................................................. 20
       3.18   Employment and Similar Agreements; Obligations Upon Change in Control...................................... 20
       3.19   Hazardous Materials........................................................................................ 20
       3.20   Certain Interests.......................................................................................... 21
       3.21   Fairness Opinion........................................................................................... 21

IV.    REPRESENTATIONS AND WARRANTIES OF BANCORP......................................................................... 21
       4.1    Organization............................................................................................... 21
       4.2    Binding Effect............................................................................................. 22
       4.3    Capitalization............................................................................................. 23
       4.4    Financial Statements and Reports........................................................................... 23
       4.5    Books and Records; Other Information....................................................................... 24
       4.6    Compliance with Laws....................................................................................... 24
       4.7    Material Contract Defaults................................................................................. 25
       4.8    Absence of Certain Changes................................................................................. 25
       4.9    Litigation................................................................................................. 25
       4.10   Contingent Liabilities..................................................................................... 26
       4.11   Taxes...................................................................................................... 26
       4.12   Registration Statement and Regulatory Applications......................................................... 27
       4.13   Hazardous Materials........................................................................................ 28


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                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                                                                        PAGE
                                                                                                                        ----
       4.14   Materiality................................................................................................ 28

V.     COVENANTS OF FPSB AND BANCORP..................................................................................... 28
       5.1    Preparation of Registration Statement and Applications for Required Consents............................... 28
       5.2    Pursuit of Approvals....................................................................................... 29
       5.3    Other Consents............................................................................................. 30
       5.4    Activities Pending Closing................................................................................. 30
       5.5    Monterey Park Project...................................................................................... 32
       5.7    Confidentiality............................................................................................ 32
       5.8    Meeting of Shareholders.................................................................................... 33
       5.9    Compliance with Regulatory Authorities..................................................................... 33
       5.10   Bancorp Stock Listing...................................................................................... 33
       5.11   Notification............................................................................................... 33
       5.12   No Shopping................................................................................................ 34
       5.13   Future Information......................................................................................... 34
       5.14   Directors' and Officers' Liability Insurance............................................................... 34
       5.15   Further Assurances......................................................................................... 34
       5.16   Affiliates................................................................................................. 34
       5.17   Benefit Plans.............................................................................................. 35
       5.18   Bancorp Stock.............................................................................................. 35
       5.19   Loan Loss Reserve.......................................................................................... 35

VI.    CONDITIONS TO CLOSING............................................................................................. 35
       6.1    Mutual Conditions to Parties' Obligation to Close.......................................................... 35
       6.2    Conditions to FPSB's Obligation to Close................................................................... 37
       6.3    Conditions to Bancorp's Obligation to Close................................................................ 38

VII.   INDEMNIFICATION................................................................................................... 40
       7.1    Indemnification of Bancorp Indemnitees..................................................................... 40
       7.2    Indemnification of ........................................................................................ 40
       7.3    Diminution................................................................................................. 41
       7.4    Indemnification Procedure for Third-Party Claims........................................................... 41
       7.5    Survival................................................................................................... 41

VIII.  TERMINATION....................................................................................................... 41
       8.1    Termination................................................................................................ 41
       8.2    Effect of Termination...................................................................................... 42

IX. MISCELLANEOUS........................................................................................................ 43
       9.1    Notices.................................................................................................... 43
       9.2    Governing Law.............................................................................................. 44
       9.3    Entire Agreement........................................................................................... 44
       9.4    Amendments and Waivers..................................................................................... 44
       9.5    Severability............................................................................................... 45
       9.6    Counterparts............................................................................................... 45
       9.7    Headings................................................................................................... 45
       9.8    Expenses................................................................................................... 45
       9.9    Certain Definitions........................................................................................ 45
       9.10   Attorneys' Fees............................................................................................ 46


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                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                                                                        PAGE
                                                                                                                        ----
       9.11   Publicity.................................................................................................. 46
       9.12   Binding Effect............................................................................................. 46
       9.13   Third Party................................................................................................ 46
       9.14   Gender; Number............................................................................................. 46



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                             INDEX OF DEFINED TERMS

TERM                                                                      PAGE
- - ----                                                                      ----

Acquisition Proposal....................................................... 43
Additional Insureds........................................................ 34
Affiliate..................................................................  8
Agreement..................................................................  1
Bancorp....................................................................  1
Bancorp Indemnitees........................................................ 40
Bancorp Schedule........................................................... 21
Bancorp Stock..............................................................  1
Calculation Date Bancorp Stock Price.......................................  3
Cash Designees.............................................................  6
Cash Election Shares.......................................................  3
CIC........................................................................ 22
Closing....................................................................  9
Closing Date...............................................................  9
Code.......................................................................  1
Costs, fees and expenses................................................... 45
Dissenter..................................................................  9
Dissenting Share...........................................................  9
Effective Time.............................................................  9
Election Deadline..........................................................  4
Election Form..............................................................  3
Election Form Record Date..................................................  3
Employee Agreements........................................................ 20
ERISA...................................................................... 18
Excess Shares..............................................................  7
Exchange Act............................................................... 12
Exchange Agent.............................................................  3
FDIC....................................................................... 10
Financial Statements....................................................... 11
FPSB.......................................................................  1
FPSB Indemnitees........................................................... 40
FPSB Meeting Date.......................................................... 19
FPSB Schedule.............................................................. 10
FPSB Stock.................................................................  1
FPSC....................................................................... 10
FRB........................................................................ 24
Group...................................................................... 16
Hazardous Material......................................................... 20
Indemnitee................................................................. 41
Indemnitees................................................................ 41
Indemnitors................................................................ 41
Intellectual Property...................................................... 13
Losses..................................................................... 40
Mailing Date...............................................................  3
Material Adverse Effect.................................................... 45
Merger.....................................................................  1
Merger Agreement...........................................................  1
No Election Shares.........................................................  3
OTS........................................................................ 19


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Per Share Cash Consideration...............................................  3
Per Share Stock Consideration..............................................  3
Person..................................................................... 46
Plan....................................................................... 18
Plans...................................................................... 18
Prior acts................................................................. 34
Property................................................................... 20
Proration Allocation.......................................................  4
Prospectus/Proxy Statement................................................. 28
Registration Statement..................................................... 28
Regulatory Approvals....................................................... 29
Returns.................................................................... 17
SEC........................................................................ 23
Securities Act.............................................................  8
Shareholders...............................................................  1
Stock Designees............................................................  5
Stock Election Shares......................................................  3
Subsidiary................................................................. 46
Superintendent.............................................................  9
Taxes...................................................................... 16
Third-Party Claim.......................................................... 41
Total Cash Consideration...................................................  2
Total Consideration Value..................................................  2
Total Stock Consideration..................................................  2

                          AGREEMENT AND PLAN OF MERGER



              THIS IS AN AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of May 30, 1996 by and among CATHAY BANCORP, INC., a Delaware corporation ("Bancorp"), CATHAY BANK, a California state banking corporation ("CB"), and FIRST PUBLIC SAVINGS BANK, F.S.B., a United States federal stock savings bank ("FPSB").


                                    RECITALS


       A. The parties desire to effect a business combination pursuant to which FPSB will be merged with and into CB, CB shall be the surviving bank and the shareholders of FPSB (the "Shareholders") will receive the consideration provided for herein (the "Merger"). The Merger shall be accomplished by an agreement of merger which contains such provisions as are required by applicable law and all regulatory authorities having jurisdiction over the transaction, consistent with the terms specified herein.

       B. The parties intend that for federal income tax purposes the transactions contemplated hereby will constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

       C. The Merger requires certain board of directors, shareholder and regulatory approvals as described herein. The Merger will be effected only after the necessary approvals have been obtained.

              Accordingly, the parties agree as follows:


I.     THE MERGER

       1.1 MERGER AGREEMENT. The terms of the Merger are set forth in a Merger Agreement attached hereto as Exhibit A (the "Merger Agreement"). At the Effective Time (as defined in Section 2.2), the Merger Agreement will be filed as provided in the Merger Agreement and the transactions contemplated by this Agreement will be consummated. As provided in the Merger Agreement, each share of FPSB's common stock, $1.00 par value per share ("FPSB Stock"), outstanding immediately before the Effective Time shall, without any action on the part of the holder thereof, be cancelled and converted into the right to receive the cash and the number of shares of Bancorp's common stock, $0.01 par value per share ("Bancorp Stock"), determined as provided in Section 1.2.

       1.2    CONSIDERATION.

              (a) Right to Receive Per Share Cash Consideration. As of the Effective Time, each share of FPSB Stock that is to be converted into the right to receive the Per Share Cash Consideration (as defined in Section 1.2(d)), excluding Dissenting Shares (as defined in Section 1.3), outstanding immediately before the Effective Time shall, by virtue of the Merger and without any action on the part of the holder hereof, be converted into the right to receive the Per Share Cash Consideration, subject to Section 1.2(g).

              (b) Right to Receive Per Share Stock Consideration. As of the Effective Time, each share of FPSB Stock that is to be converted into the right to receive the Per Share Stock Consideration (as defined in Section 1.2(e)), excluding Dissenting Shares, outstanding immediately before the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive the Per Share Stock Consideration, subject to Section 1.2(g).

              (c)   Total Cash Consideration and Total Stock Consideration.

                    (i) If the Calculation  Date Bancorp Stock Price (as defined in Section 1.2(f)) is at least $14.00 but not greater than $20.00, the Total Cash Consideration shall be equal to $15,484,000 and the Total Stock Consideration shall be equal to the quotient of (A) $16,116,000 divided by (B) the Calculation Date Bancorp Stock Price. The Total Consideration Value shall be equal to $31,600,000.

                    (ii) If the  Calculation  Date  Bancorp  Stock Price is less than $14.00, the Total Consideration Value shall be equal to the sum of (A) $15,484,000 plus (B) the Calculation Date Bancorp Stock Price multiplied by 1,151,143. The Total Cash Consideration shall be equal to 49 percent of the Total Consideration Value. The Total Stock Consideration shall be equal to the quotient of (X) 51 percent of the Total Consideration Value divided by (Y) the Calculation Date Bancorp Stock Price.

                    (iii) If the Calculation Date Bancorp Stock Price is greater than $20.00 but not greater than $23.00, the Total Consideration Value shall be equal to the sum of (A) $15,484,000 plus (B) the Calculation Date Bancorp Stock Price multiplied by 805,800. The Total Cash Consideration shall be equal to 49 percent of the Total Consideration Value. The Total Stock Consideration shall be equal to the quotient of (X) 51 percent of the Total Consideration Value divided by (Y) the Calculation Date Bancorp Stock Price.

                    (iv) If the Calculation  Date Bancorp Stock Price is greater than $23.00, the Total Consideration Value shall be equal to $34,017,000. The Total Cash Consideration shall be equal to $16,668,330 and the Total Stock Consideration shall be equal to the quotient of (X) $17,348,670 divided by (Y) the Calculation Date Bancorp Stock Price.

                    (v) Total  Cash  Consideration  shall in no event  exceed 49 percent of the Total Consideration Value.

                    (vi) The Total  Consideration  Value  will not be subject to adjustment or renegotiation as the result of any of the following:
              (A) legislation or regulations concerning bad debt reserve recapture or federal deposit insurance assessments (with respect to either the Bank Insurance Fund or the Savings

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              Association  Insurance Fund) or exit fees; (B) the retirement plan for directors of FPSB described in the FPSB Schedule (defined in Article III); or (C) the cash dividends expressly permitted by
              Section 5.4(c).

              (d) Per Share Cash Consideration. Per Share Cash Consideration shall be equal to the quotient of (i) Total Cash Consideration divided by (ii) the sum of the total number of shares of FPSB Stock to be converted to the right to receive cash as determined under Section 1.2(g) and Dissenting Shares.

              (e) Per Share Stock Consideration. Per Share Stock Consideration shall be equal to the quotient of (i) Total Stock Consideration divided by (ii) the sum of the total number of shares of FPSB Stock to be converted to the right to receive Bancorp Stock as determined under Section 1.2(g).

              (f) The "Calculation Date Bancorp Stock Price" shall be the quotient of (i) the sum of each of the high and low sales prices of Bancorp Stock as reported in The Wall Street Journal as Nasdaq National Market System transactions on each of the 20 days on which Bancorp Stock was traded immediately before the date which is five business days before the Closing Date divided by (ii) 40. In the event of any stock dividend, stock distribution, stock split, reverse stock split, extraordinary dividend or partial or liquidating distribution effected with respect to Bancorp Stock between the first of such trading days and the Effective Time, appropriate pro rata adjustments will be made in the foregoing numbers. Nothing in the preceding sentence shall apply to any regular cash dividend declared or paid during such periods provided no other cash dividend has been declared and paid during the same calendar quarter.

              (g) Election Procedures. An election form and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of FPSB Stock shall pass, only upon proper delivery of such certificates to the agent mutually selected by Bancorp and FPSB to effect the exchange of FPSB Stock for Bancorp Stock and cash (the "Exchange Agent")) in such form as Bancorp and FPSB shall mutually agree ("Election Form") shall be mailed to the Shareholders at the same time as, and together with, the Prospectus/Proxy Statement or on such other date as FPSB and Bancorp shall mutually agree ("Mailing Date") to each holder of record of FPSB Stock as of the record date for the meeting of Shareholders ("Election Form Record Date").

              Each Election Form shall permit the holder (or the beneficial owner through appropriate and customary documentation and instructions) to elect to receive only Bancorp Stock with respect to such holder's FPSB Stock ("Stock Election Shares"), to elect to receive only cash with respect to such holder's FPSB Stock ("Cash Election Shares") or to indicate that such holder makes no election ("No Election Shares").

              The Election Form shall further permit each holder to make a further election as to whether, if not all elections can be implemented

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within the limitations set forth in Section 1.2(c),  such holder desires to have the decision made on the same basis as if such holder had made no election (and such holder's shares were thus deemed No Election Shares) or in accordance with a "Proration Allocation" (as described in Section 1.2(g)(iv)).

              Any FPSB Stock with respect to which the holder (or the beneficial owner, as the case may be) shall not have submitted to the Exchange Agent an effective, properly completed Election Form on or before 5:00 p.m. on the day before the date of the meeting of Shareholders (or such other time and date as Bancorp and FPSB may mutually agree) (the "Election Deadline") shall also be deemed to be No Election Shares.

              Bancorp shall make available one or more Election Forms as may be reasonably requested by all persons who become holders (or beneficial owners) of FPSB Stock between the Election Form Record Date and close of business on the business day prior to the Election Deadline, and FPSB shall provide to the Exchange Agent all information reasonably necessary for it to perform as specified herein.

              Any such election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more certificates (or customary affidavits and indemnification regarding the loss or destruction of such certificates or the guaranteed delivery of such certificates) representing all shares of FPSB Stock covered by such Election Form, together with duly executed transmittal materials included in the Election Form. Any Election Form may be revoked or changed by the person submitting such Election Form at or prior to the Election Deadline. If an Election Form is revoked prior to the Election Deadline, the shares of FPSB Stock represented by such Election Form shall become No Election Shares and Bancorp shall cause the certificates representing FPSB Stock to be promptly returned without charge to the Shareholder submitting the Election Form upon written request to that effect from the holder who submitted the Election Form. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any good faith decisions of Bancorp regarding such matters shall be binding and conclusive. Neither Bancorp nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

              As of or as soon as practicable after the Effective Time, Bancorp shall cause the Exchange Agent to effect the allocation among the holders of FPSB Stock of rights to receive Bancorp Stock or cash in the Merger in accordance with the Election Forms as follows:

                    (i) Stock Elections Less Than Total Stock Consideration.  If
              the number of shares of Bancorp Stock that would be issued in the Merger upon conversion of the Stock Election Shares is less than the Total Stock Consideration, then:

                           (A) all Stock Election Shares shall be converted into the right to receive Bancorp Stock;

                           (B) the Exchange Agent shall select, by random selection, first, from among the holders of No Election Shares and then (if necessary) from among holders of Cash Election shares who have not further elected the Proration Allocation, a sufficient number of such holders ("Stock Designees") until the number of shares of Bancorp Stock that will be issued in the Merger equals as closely as practicable the Total Stock Consideration, and all shares held by the Stock Designees shall be converted into the right to receive Bancorp Stock, provided that no particular holder of Cash Election Shares shall be deemed to be a Stock Designee if such designation would prevent the satisfaction of any of the conditions set forth in Article VI;

                           (C) After completion of the foregoing selection process, the Cash Election Shares and No Election Shares not held by Stock Designees shall be converted into the right to receive cash unless the number of shares of Bancorp Stock that will be issued in the Merger is still less than the Total Stock Consideration; and

                           (D) If the  number of shares of  Bancorp  Stock  that
                    will be issued in the Merger is less than the Total Stock Consideration after the completion of the foregoing selection process, the holders of Cash Election Shares who have further elected the Proration Allocation will receive an amount of cash determined under Section 1.2(g)(iv). Such holders shall also receive the number of shares of Bancorp Stock equal to the quotient of (1) the amount by which (a) the product of the Per Share Cash Consideration multiplied by the number of Cash Election Shares as to which a Proration Allocation election has been made exceeds (b) the cash to be received by such holders, divided by (2) the Calculation Date Bancorp Stock Price.

                    (ii) Stock Elections More Than Total Stock Consideration. If
              the number of shares of Bancorp Stock that would be issued in the Merger upon conversion of the Stock Election Shares is greater than the Total Stock Consideration, then:

                           (A) all Cash Election  Shares shall be converted into
                    the right to receive cash;

                           (B) the Exchange Agent shall select, by random selection, first from among the holders of the No Election Shares and then (if necessary) from among holders of Stock Election Shares who have not further elected the Proration Allocation, a sufficient number of such holders ("Cash Designees") until the amount of cash that will be paid to Shareholders in the Merger equals as closely as practicable the Total Cash Consideration, and all shares held by the Cash Designees shall be converted into the right to receive cash, provided that no particular holder of Stock Election Shares shall be deemed to be a Cash Designee if such designation would prevent the satisfaction of any of the conditions set forth in Article VI;

                           (C) After completion of the foregoing selection process, the Stock Election Shares and No Election Shares not held by Cash Designees shall be converted into the right to receive Bancorp Stock unless the amount of cash that will be paid to Shareholders in the Merger is still less than the Total Cash Consideration; and

                           (D) If the  amount  of  cash  that  will  be  paid to
                    Shareholders in the Merger is less than the Total Cash Consideration after the completion of the foregoing selection process, the holders of Stock Election Shares who have further elected the Proration Allocation will receive the number of shares of Bancorp Stock determined under
                    Section 1.2(g)(iv). Such holders shall also receive the amount of cash equal to the product of (1) the amount by which (a) the product of the Per Share Stock Consideration multiplied by the number of Stock Election Shares as to which a Proration Allocation has been made exceeds (b) the shares of Bancorp Stock to be received by such holders, multiplied by (2) the Calculation Date Bancorp Stock Price.

                    (iii) The random selection processes referred to above shall consist of such selection processes as Bancorp and FPSB shall determine, after consultation with the Exchange Agent, to be fair to the holders of FPSB Stock in giving each such holder an equal likelihood to be selected and practicable to implement.

                    (iv)  Proration  Allocation  as  referred  to  above in this
              Section 1.2 shall be effected by the Exchange Agent in the following manner:

                           (A) With respect to Section  2.1(g)(i),  the Exchange
                    Agent shall allocate the portion of the Total Cash Consideration payable hereunder among those holders of FPSB Stock who have elected both to receive cash and to be subject to Proration Allocation by allocating to each such Shareholder an amount equal to the Total Cash Consideration pursuant to the limitations provided for in Section 1.2 (after subtracting amounts payable in respect of Dissenting Shares and amounts paid in lieu of fractional shares) multiplied by a fraction, the numerator of which is the number of shares held by such holder as to which an election to be subject to Proration Allocation has been made and the denominator of which is the total number of shares as to which Proration Allocation has been elected by all holders of FPSB Stock.

                           (B) With respect to Section 1.2(g)(ii),  the Exchange
                    Agent shall allocate the portion of the Total Stock Consideration payable hereunder among those holders of FPSB Stock who have both elected to receive Bancorp Stock and to be subject to Proration Allocation by allocating to each such Shareholder an amount equal to the Total Stock Consideration pursuant to the limitations provided for in
                    Section 1.2 multiplied by a fraction, the numerator of which is the number of shares held by such holder as to which an election to be subject to Proration Allocation has been made and the denominator of which is the total number of shares as to which Proration Allocation has been elected by all holders of FPSB Stock.

                    (v) Notwithstanding any other provision of this Agreement, if the application of the provisions of this Section 1.2(g) would result in any person receiving a number of shares of Bancorp Stock that would prevent the satisfaction of any of the conditions set forth in Article VI hereof, the number of shares otherwise allocable to such person pursuant to this Section 1.2(g) shall be reduced by such number of shares (the "Excess Shares") as shall be necessary to enable the satisfaction of all such conditions and cash shall be paid to such person in lieu thereof in an amount equal to the Per Share Cash Consideration for each such share. Any Excess Shares shall be reallocated to and among the following categories of holders of FPSB Stock, in the order and pursuant to the methods indicated in the following clauses of this sentence:
              (A) first, by random selection from among any holders of FPSB Stock who made a Stock Election, but were initially selected as Cash Designees; (B) second, by random selection from among the holders of No Election Shares who would otherwise receive cash for their shares; (C) third, by random selection from among the holders of Cash Election Shares who did not further elect the Proration Allocation method and who would otherwise receive cash for their shares; and (D) fourth, any remaining Excess Shares shall be apportioned among those holders of FPSB Stock who have elected Proration Allocation, pro rata in accordance with the number of shares of FPSB Stock held by each, with the amount of cash otherwise payable to such holders as a result of Proration Allocation being correspondingly reduced.

              (h) Promptly after the Effective Time, Bancorp and FPSB shall cause the Exchange Agent to mail appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of FPSB Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent) to the Shareholders of record who have not previously submitted properly completed Election Form accompanied by all certificates or other appropriate documentation. After completion of the allocation procedure set forth in Section 1.2(g), each holder of a certificate formerly representing FPSB Stock who surrenders or has surrendered such certificate (or customary affidavits and indemnification regarding the loss or destruction of such certificate), together with duly executed transmittal materials included in the Election Form, to the Exchange Agent shall, upon acceptance thereof, be entitled to a certificate representing the Bancorp Stock or cash into which the shares of FPSB stock shall have been converted pursuant hereto. Bancorp shall cause the Exchange Agent to accept such certificate upon compliance with such reasonable and customary terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal practices. Until surrendered as contemplated by this Section 1.2(h), each certificate representing FPSB Stock shall be deemed at any time after the Effective Time to evidence only the right to receive upon such surrender the consideration specified under this Section 1.2.

              (i) Upon the later occur of the Effective Time and the completion of the allocation procedure set forth in Section 1.2(g), Bancorp shall issue to the Exchange Agent the number of shares of Bancorp Stock issuable in the Merger and the amount of cash payable in the Merger; provided, however, that notwithstanding any other provision of this Agreement, Bancorp shall not issue to the Exchange Agent Bancorp Stock or cash payable with respect to shares of FPSB Stock unless and until share certificates and the required transmittal materials pursuant to Section 1.2 have been received in proper form by the Exchange Agent. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to Bancorp Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto.

              (j) To the extent provided by Section 1.2(g) of this Agreement, each holder of shares of FPSB Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional shares of Bancorp Stock to which such holder would otherwise be entitled. Bancorp shall not be obligated to deliver the consideration to which any former holder of FPSB Stock is entitled as a result of the Merger until such holder surrenders that holder's certificate or certificates representing shares of FPSB Stock for exchange as provided in this Section 1.2. In addition, certificates surrendered for exchange by any person constituting an "affiliate" of FPSB for purposes of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"), shall not be exchanged for certificates representing whole shares of Bancorp Stock until Bancorp has received a written agreement from such person as provided in Section
5.15. If any certificate for shares of Bancorp Stock, or any check representing cash or declared but unpaid dividends, is to be issued in a name other than that in which a certificate surrendered for exchange is issued, the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall affix any requisite stock transfer tax stamps to the certificate surrendered or provide funds for their purchase or establish to the satisfaction of the Exchange Agent that such taxes are not payable.

       1.3 DISSENTERS. A "Dissenter" is a Shareholder who is entitled to dissent from corporate action under 12 C.F.R. Section 552.14 and who exercises that right when and in the manner required by that regulation. Each outstanding share of FPSB Stock that is held by a Dissenter (a "Dissenting Share") shall be converted into the right to receive payment pursuant to 12 C.F.R. Section 552.14.

       1.4 RETURN OF SHARE  CERTIFICATES.  If this Agreement is terminated under
Article VIII, Bancorp will cause the Exchange Agent to use its commercially reasonable efforts to effect the prompt return of stock certificates representing shares of FPSB Stock submitted with Election Forms. Certificates representing shares of FPSB Stock held directly by holders of FPSB Stock will be returned by registered mail. Bancorp will, and will cause the Exchange Agent to, use its commercially reasonable efforts to cooperate with FPSB and holders of FPSB Stock to facilitate return of certificates representing shares of FPSB Stock in the event of such termination, provided, that return of such certificates other than by registered mail will only be made at the expense, written direction and risk of the applicable holders of FPSB Stock and only if such holders submit at the time of the Election Deadline a pre-paid, pre-addressed courier envelope to be used for such purpose (except if such holders arrange to pick up their certificates in person).

       1.5 NO LIABILITY. Neither Bancorp nor FPSB shall be liable to any holder of shares of FPSB Stock for any such shares of Bancorp Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

       1.6 WITHHOLDING RIGHTS. Bancorp and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of FPSB Stock such amounts as Bancorp or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code (as defined in Section 3.13(g)), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Bancorp or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of FPSB Stock in respect of which such deduction and withholding was made by Bancorp or the Exchange Agent.


II.    THE CLOSING


       2.1 EFFECTIVE TIME. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place on a date to which Bancorp and FPSB may agree (the "Closing Date"), provided that in the absence of an agreement by the parties to the contrary such Closing Date shall be the fifteenth business day after the latest to occur of satisfaction of the conditions to Closing set forth in Article VI (unless such condition has been waived by the appropriate party).

       2.2 PROCEDURE. On or before the Closing Date, the Merger Agreement shall be executed and filed for approval with the California Superintendent of Banks (the "Superintendent") and then filed and certified by the California Secretary of State. The certified Merger Agreement shall then be filed with the Superintendent. The date and time of such filing of the certified Merger Agreement is referred to in this Agreement as the "Effective Time." The Closing shall be held at the offices of Heller, Ehrman, White & McAuliffe, 601 South Figueroa Street, Los Angeles, California, or at such other place as to which the parties shall agree.


III.          REPRESENTATIONS AND WARRANTIES OF FPSB


       FPSB makes the following representations and warranties to Bancorp and CB, except as otherwise disclosed to Bancorp and CB in a schedule dated the date hereof and delivered by FPSB to Bancorp and CB concurrently with the execution of this Agreement, which schedule in each case specifically refers to the section or sections of this Agreement to which an exception applies (the "FPSB Schedule"):

       3.1    DUE ORGANIZATION.

              (a) FPSB is a United States federal savings bank, duly organized, validly existing and in good standing under the federal laws of the United States of America. FPSB has all requisite corporate power and authority to carry on its businesses as now conducted and is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under applicable law, except to the extent that the failure to have such power or authority or to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. The deposit accounts of FPSB are insured by the Federal Deposit Insurance Corporation (the "FDIC") to the fullest extent permitted under applicable law. FPSB has paid all premiums and assessments and filed all required reports in connection with the insurance of its deposits. FPSB is a member in good standing of the Federal Home Loan Bank of San Francisco.

              (b) FPSB has only one subsidiary, F.P. Service Corporation ("FPSC"), and has made available to Bancorp true and complete copies of the Articles of Incorporation and Bylaws of FPSC. FPSC is authorized to issue 10,000 shares of common stock, without par value, all of which issued and outstanding shares are owned directly by FPSB, free and clear of all security interests, liens, charges and encumbrances. There are no other classes of capital stock of, or equity or other ownership interests in, FPSC, and none of the shares of common stock are held in treasury. FPSB has no direct or indirect equity interest in any other firm, corporation, partnership, joint venture or business enterprise, except as set forth in the FPSB Schedule. The ownership interest of FPSB in FPSC is not subject to any legal, contractual or other limitations or restrictions. There are no outstanding options, warrants or other rights to subscribe for or purchase from FPSB or FPSC, or any plans, contracts or commitments providing for the issuance of, or the granting of rights to acquire, (a) any capital stock of or other ownership interest in FPSC or (b) any securities convertible into or exchangeable for any capital stock of or other ownership interest in FPSC. All of the outstanding shares of the capital stock of FPSC have been validly authorized and issued, are fully paid and nonassessable and were not issued in violation of any preemptive rights. FPSC is duly organized, validly existing and in good standing under the laws of California and functions solely as the trustee under deeds of trust assigned as collateral to FPSB. FPSC has all requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted. FPSC is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification and where the failure to be so licensed, qualified or in good standing would have a Material Adverse Effect on the financial condition, results of operations, business or prospects of FPSC.

       3.2 BINDING EFFECT. Subject to approval of the Shareholders, this Agreement has been duly and validly authorized, executed and delivered by FPSB and constitutes the valid and binding obligation of FPSB, enforceable against FPSB in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally, by the availability of equitable remedies, and by the discretion of the court or arbitrator before whom a proceeding may be brought. Neither the execution and delivery of this Agreement by FPSB, nor the consummation by it of the transactions contemplated hereby, nor compliance by it with any of the provisions hereof will (a) conflict with or result in a breach of any provision of the FPSB's Federal Stock Charter or Bylaws, or (b) constitute or result in the breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or assets of FPSB pursuant to any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which FPSB is a party or by which any of its properties or assets may be bound, except such notes, bonds, mortgages, indentures, licenses, agreements, leases and other instruments or obligations the violation of which would not have, individually or in the aggregate, a Material Adverse Effect, or
(iii) violate any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to FPSB or any of its properties or assets, subject to obtaining the requisite Regulatory Approvals (as defined in Section 5.2).

       3.3 CAPITALIZATION. The authorized capital stock of FPSB consists solely of 10,000,000 shares of FPSB Stock, of which 4,000,000 shares are issued and outstanding. FPSB has no stock appreciation or similar rights outstanding. All of the issued and outstanding shares of FPSB Stock have been validly authorized and issued, are fully paid and nonassessable and were not issued in violation of any preemptive rights. There are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or commitments obligating FPSB to issue any additional shares of FPSB's capital stock, and no unissued shares of FPSB Stock are subject to any preemptive rights. There are no outstanding contractual obligations of FPSB to repurchase, redeem or otherwise acquire any outstanding shares of capital stock of or other ownership interest in FPSB. Except as set forth in the FPSB Schedule, as of the date hereof no person holds of record, or to the best knowledge of FPSB, beneficially, five percent or more of the outstanding shares of FPSB Stock.

       3.4    FINANCIAL STATEMENTS AND REPORTS.

              (a) FPSB has delivered to Bancorp FPSB's audited statements of financial condition as of December 31, 1995, 1994 and 1993, and its statements of earnings, changes in financial position (or cash flows, as applicable) and shareholders' equity for the years ended December 31, 1995, 1994 and 1993 (collectively, the "Financial Statements"). The Financial Statements have been prepared from the books and records of FPSB, present fairly the financial condition and operating results of FPSB as of the dates and during the periods indicated and have been prepared in accordance with generally accepted accounting principles and with the regulations promulgated by applicable regulatory authorities, to the extent then applicable, consistently applied throughout the periods covered, except as stated therein, and disclose all liabilities required to be disclosed therein except liabilities which are not, individually or in the aggregate, material to FPSB. Since December 31, 1995, there has not been any material adverse change in the business, operations, prospects, properties, assets or condition (financial or otherwise) of FPSB.

              (b) Since January 1, 1991, no registration statement, offering circular, proxy statement, schedule or report prepared by or on behalf of FPSB (whether or not filed with the OTS), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since January 1, 1991, FPSB and any predecessor has filed all documents required to be filed by FPSB with the OTS, except to the extent that all failures so to file would not, individually or in the aggregate, have a Material Adverse Effect; and all such documents, as finally amended or corrected, complied in all material respects as to form with applicable requirements of law. Except to the extent stated therein, all financial statements and related schedules included in the documents referred to in the preceding sentence were prepared in accordance with generally accepted accounting principles or such other regulatory accounting requirements as were applicable thereto (except that unaudited interim financial statements were condensed and omitted normal footnote disclosures), consistently applied throughout the periods covered, and fairly presented the information purported to be shown therein. FPSB Stock is not required to be registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (as applied to FPSB by 12 C.F.R. Section 563d.1), and FPSB is not required to file periodic reports with the OTS pursuant to Section 13 or 15(d) of the Exchange Act (as applied to FPSB by 12 C.F.R. Section 563d.1).

       3.5 BOOKS AND RECORDS; OTHER INFORMATION. The minute books of FPSB constitute materially true and accurate records of all meetings and actions taken by the Board of Directors and shareholders of FPSB. The copies of the Federal Stock Charter and Bylaws of FPSB and amendments thereto, delivered to Bancorp are true and complete copies, and such Charter and Bylaws are in full force and effect. All documents and other information as to existing facts relating to FPSB provided to Bancorp by FPSB are, taken as a whole, accurate and complete in all material respects.

       3.6    PROPERTIES; CONTRACTS.

              (a) FPSB has good and marketable title to, or a leasehold interest in, or a contract vendee's interest in, the real properties (including, but not limited to, all offices, branches and automated teller machine facilities) used in the business of FPSB, including the real properties reflected in the December 31, 1995 balance sheet constituting part of the Financial Statements, free and clear of all security interests, liens, charges or other encumbrances, except those related to real property taxes, local improvement district assessments (if any), easements, covenants, restrictions and other matters of record which do not individually or in the aggregate materially adversely affect the use and enjoyment of the relevant real property, and except real properties that have been disposed of since December 31, 1995 in the ordinary course of business. The FPSB Schedule lists all real properties owned or leased by FPSB. Except as set forth in the FPSB Schedule, FPSB does not maintain any other office or conduct business at any other location, whether through an automated teller machine or otherwise, nor has FPSB applied for or received permission to open any additional branches or operate at any other location.

              (b) All properties and assets held by FPSB under lease are held under valid instruments enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally or equitable principles limiting the right to obtain specific performance, and except as to such provisions the unenforceability of which would not have a Material Adverse Effect. The FPSB Schedule lists all personal property assets held by FPSB under lease, and a true and correct copy of each such lease has been delivered to Bancorp.

              (c) The FPSB Schedule lists all unfunded loan commitments entered into after December 31, 1995 and outstanding as of the date hereof. The FPSB Schedule sets forth a complete and correct list of all of the agreements and other documents in the following classifications to which FPSB is a party or by which FPSB or any material amount of its assets is bound; complete and correct copies (in the case of any of the following that are in writing) or descriptions (in the case of any of the following that are not in writing) of each of such agreements and documents, as in effect on the date hereof, have been made available to Bancorp:

                    (i)  any  plan,   contract  or  arrangement   providing  for
insurance for any officer, consultant, director, or employee of FPSB or members of their families (other than directors' and officers' liability policies);

                    (ii) except for deposit documentation, any contract, agreement or instrument evidencing or relating to any outstanding indebtedness of FPSB for borrowed money or the deferred purchase price of property, or any direct or indirect guarantee by FPSB of any such indebtedness in any such case, in an amount in excess of $50,000, or under which FPSB has the right or obligation to incur any such indebtedness or guarantee in an amount in excess of $50,000;

                    (iii) any secrecy,  noncompetition  or other  agreement that
(A) restricts the right of FPSB to engage in any place in any line of business or (B) would restrict the right of Bancorp or any of its affiliates or direct or indirect subsidiaries to engage in any place in any line of business after the Closing;

                    (iv) any license, sublicense or other agreement to which FPSB is a party (whether as licensor or licensee) relating to "Intellectual Property" that is used in and material to the business of FPSB. "Intellectual Property" means patents, patent applications, trade names, trademarks (whether or not registered), trademark applications, service marks (whether or not registered), copyrights (whether registered or unpublished), copyright applications, inventions, processes and other trade secret and proprietary intellectual property, including without limitation proprietary computer software, whether in object or source form;

                    (v) any contract, commitment or agreement that involves (A) capital expenditures by FPSB after December 31, 1995 of more than $50,000 in the aggregate or (B) disposition after December 31, 1995 of any material amount of the assets of FPSB not in the ordinary course of business consistent with past practice; or

                    (vi) any other contract, agreement, plan, commitment or instrument not of a type covered by or specifically excluded from the coverage of any of the other items of this Section 3.6(c) (other than agreements entered into with counsel and other advisers related to the Merger) and (A) involving future payment by or to FPSB of more than $50,000 in the aggregate or (B) having a remaining term of more than 12 months and not terminable on less than 90 days' notice.

                    There is no breach, violation or default, or allegation or assertion of such, by FPSB or by any other party under any such contract listed in the FPSB Schedule pursuant to this Section 3.6(c).

              (d) All buildings and other facilities used in the business of FPSB are adequately maintained and are free from defects which could materially interfere with the current or future use of such facilities. All water, sewer, gas, electricity, telephone and other utilities required by law or necessary for the operations of such business are supplied to such buildings and facilities and are presently installed and operating, and all installation and connection charges have been paid in full or accrued. All material assessments for public improvements that have been made against the properties of FPSB have been paid or provided for, except that in the case of any assessments that are payable in installments, all installments due as of the date hereof have been paid or accrued.

       3.7    COMPLIANCE WITH LAWS.

              (a) FPSB is in compliance with all laws, regulations, reporting and licensing requirements and orders applicable to its business or properties or any of its employees (because of such employee's activities on behalf of it), including, without limitation, those relating to wage and hour, labor and employment practices, equal opportunity, affirmative action and the Immigration Reform and Control Act, the breach or violation of which could, individually or in the aggregate, have a Material Adverse Effect.

              (b) FPSB has not received any notification from any agency or department of any federal, state, local or foreign government or any regulatory authority or the staff thereof asserting that FPSB is not presently in compliance with any of the statutes, regulations or ordinances that such governmental or regulatory authority enforces, noncompliance with which could have, individually or in the aggregate, a Material Adverse Effect, nor is FPSB aware of any basis for any such assertion. FPSB is not subject to any agreement with any regulatory authority with respect to its assets or business that imposes any material restriction on the conduct of its business. FPSB has no material uncorrected deficiency from any federal or state banking regulatory examination report, except with respect to matters that have been disclosed in writing to Bancorp.

              (c) Since January 1, 1991, FPSB has materially complied with all applicable California laws and regulations (i) regarding charges, and the waiver of such, for checking account overdrafts or checks returned due to insufficient funds, and (ii) regarding the calculation of interest on loans and deposits.

       3.8 MATERIAL CONTRACT DEFAULTS. FPSB is not in default under any contract, agreement, indenture, mortgage, deed of trust, loan instrument, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its respective properties or assets may be bound or affected or under which it or its respective business, properties or assets receive benefits, which default would be likely, individually or in the aggregate for all such defaults, to have a Material Adverse Effect, and, to the best knowledge of FPSB, there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default.

       3.9 ABSENCE OF CERTAIN  CHANGES.  There has not been since  December  31,
1995:

              (a) any change in the business, financial condition, results of operations or prospects of FPSB that has had or may reasonably be expected to have, together with all other such changes, a Material Adverse Effect;

              (b) any direct or indirect redemption, purchase or other acquisition of shares of FPSB's capital stock, convertible securities or securities exercisable for capital stock of FPSB by FPSB or any declaration, setting aside or payment of any dividend;

              (c) any increase in the compensation payable or to become payable by FPSB to any of its respective officers, employees or agents, other than in accordance with past practices or as set forth in employment agreements, the forms of which have been delivered to Bancorp together with a list of those persons who are parties thereto, and normal cost-of-living, merit and regularly scheduled increases;

              (d) any amendment or termination of any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which FPSB is a party or by which any of its properties or assets may be bound, other than amendments or terminations which do not and will not, individually or in the aggregate, have a Material Adverse Effect;

              (e) any establishment of any new or material modification of any currently existing Plan (as defined in Section 3.13), except as set forth in the FPSB Schedule;

              (f) any amendment to the Federal Stock Charter or Bylaws of FPSB;

              (g) any change by FPSB in accounting principles or methods, except as required by Financial Accounting Standards Board to comply with generally accepted accounting principles or by OTS regulations;

              (h) any pledge, disposition or acquisition by FPSB of an asset or assets material to FPSB, except sales of foreclosed properties in the ordinary course of business;

              (i) any discharge or satisfaction of a material liability of FPSB or FPSC; or

              (j) any damage, destruction or other casualty loss (whether or not covered by insurance) which has or can reasonably be expected to have a Material Adverse Effect.

       3.10         LITIGATION.

              (a) There are no pending or, to the best knowledge of FPSB, threatened private or governmental suits, claims, actions, proceedings, arbitrations or investigations against FPSB, including without limitation those relating to unfair labor practice charges, complaints of discrimination, workers' compensation or unemployment claims, except for normal regulatory examinations and visits (with respect to which FPSB is not aware of any material matters under discussion with any of the relevant governmental authorities) and except for matters arising in the ordinary course of business that are not expected to have a Material Adverse Effect.

              (b) Neither FPSB nor, to the best knowledge of FPSB, any officer, director or employee, has been permanently or temporarily enjoined by any order, judgment or decree of any court or other tribunal or any governmental or regulatory agency, authority or body from engaging in or continuing any conduct or practice in connection with the business, assets or properties of FPSB.

              (c) There is no order, judgment or decree of any court or other tribunal or any governmental or regulatory agency, authority or body ordering FPSB to take any action of any kind with respect to its business assets or properties or otherwise involving FPSB or any of its assets or properties.

       3.11 CONTINGENT LIABILITIES. FPSB is not subject to any material contingent liabilities of any nature (whether or not required to be disclosed under Financial Accounting Standards Board Statement No. 5) other than those reflected in or adequately reserved against in FPSB's Financial Statements.

       3.12         TAXES.

              (a) Definitions. For purposes of this Section 3.12, the following definitions shall apply:

                    (1) The term "Group" shall mean, individually and collectively, (i) FPSB and (ii) any individual, trust, corporation, partnership or any other entity as to which FPSB is liable for Taxes incurred by such individual or entity either as a transferee, or pursuant to Treasury Regulations
Section 1.1502-6, or pursuant to any other provision of federal, territorial, state, local or foreign law or regulations.

                    (2)  The  term  "Taxes"   shall  mean  all  taxes,   however
denominated, including any interest, penalties or other additions that may become payable in respect thereof, imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which the Group is required to pay, withhold or collect.

                    (3) The term "Returns" shall mean all reports, estimates, declarations of estimated tax, information statements and returns, whether consolidated or unconsolidated, relating to, or required to be filed in connection with, any Taxes.

              (b) The Group has timely filed all Returns required to be filed, and the information contained in each such Return is complete and accurate in all material respects.

              (c) The Group has paid, or has set up adequate reserves for the payment of, all Taxes required to be paid in respect of the periods covered by such Returns and has set up adequate reserves for the payment of all other Taxes payable in respect of the period subsequent to the last of such periods and the Group has no material liability for such Taxes (and, to the best knowledge of FPSB, there is no potential material liability in respect of deductions, costs or other allowances taken for federal income tax purposes likely to be disallowed in any audit by the Internal Revenue Service) in excess of the amounts so paid or reserves so established.

              (d) The Group is not delinquent in the payment of any Taxes, and it has not requested any extension of time within which to file any Returns that have not since been filed, and no material deficiencies for any Taxes have been claimed, proposed or assessed. Since December 31, 1990, the Group has not agreed to any extension of time for the assessment or payment of any Taxes payable by it.

              (e) There are no pending or, to the best of the Group's knowledge, threatened tax audits, investigations or claims for or relating to any material liability in respect of Taxes, and there are no matters under discussion with any governmental authorities with respect to Taxes that are likely to result in a material further tax liability.

              (f) Since January 1, 1990, the Group's federal income tax returns have not been audited by the Internal Revenue Service, and its California tax returns have not been audited by the Franchise Tax Board of the State of California.

              (g) Since FPSB's inception, it has been a "domestic building and loan association" as defined in Section 7701(a)(19) of the Code. Bancorp is not required to withhold tax on the purchase of FPSB Stock by reason of Section 1445 of the Code. No member of the Group is a "consenting corporation" under Section 341(f) of the Code. The Group has not entered into any compensatory agreements with respect to the performance of services under which any payment would result in a nondeductible expense to the Group pursuant to Section 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code. FPSB has not, for 1996, received an "express determination letter" from the OTS that would support FPSB's use of the "conformity method" in connection with its deductions for bad debts for purposes of the Code. FPSB has taken all actions, or by the Closing will have taken all actions, necessary to terminate any election to use the conformity method.

       3.13         EMPLOYEE BENEFIT PLANS; ERISA.

              (a) Except as set forth in the FPSB Schedule, FPSB is not a party to (i) any "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) any profit sharing, pensions, deferred compensation, bonus, stock option, stock purchase, severance, retainer, consulting, "cafeteria" benefits under Section 125 of the Code, health, welfare or incentive plan or agreement, whether legally binding or not, including any post-employment benefits, (iii) any plan, agreement, contract, program, arrangement, or policy providing for "fringe benefits" to its employees, including but not limited to vacation, paid holidays, personal leave, employee discount, educational benefit or similar programs, or (iv) any employment agreement (individually a "Plan", and collectively the "Plans").

              (b) FPSB (i) has not made any contributions to, (ii) has never been a member of a controlled group which contributed to, and (iii) has never been under common control with an employer that contributed to any "multiemployer plan" as that term is defined in Section 3(37) of ERISA.

              (c) All contributions to each Plan for all periods ending prior to the Closing Date (including periods from the first day of the current plan year to the date immediately preceding the Closing Date) will be made prior to the Closing Date by FPSB in accordance with past practice and the recommended contribution in any applicable actuarial report.

              (d) All insurance premiums have been paid in full, subject only to normal retrospective adjustments in the ordinary course, with regard to the Plans for policy years or other applicable policy periods ending before the Closing Date and have been paid as required under the policies for policy years or other applicable policy periods beginning on or before the Closing Date and ending on or after the Closing Date.

              (e)   With respect to each Plan:

                    (i) it has been administered in accordance with its terms and applicable laws and regulations, and no event has occurred which, through the passage of time or the giving of notice, or both, would constitute a default of a term or condition thereunder or would cause the acceleration of any obligation of any party thereto;

                    (ii) no action or claims (other than routine claims for benefits made in the ordinary course of Plan administration for which Plan administrative review procedures have not been exhausted) are pending, threatened or imminent against or with respect to the plan, any employer who is participating (or who has participated) in any Plan or any fiduciary of the Plan; and

                    (iii) FPSB has no any knowledge of any facts which could give rise to any such action or claim.

              (f) True, correct and complete copies of all documents creating or evidencing any Plan have been delivered to Bancorp. There are no negotiations, demands or proposals which are pending or have been made which concern matters now covered, or that would be covered, by the type of agreements that would be Plans as defined in Section 3.13(a).

              (g) All expenses and liabilities relating to all of the Plans have been, and will on the Closing Date be, fully and properly accrued on FPSB's books and records.

       3.14 BROKER'S AND FINDER'S FEES. Except with respect to the engagement of Montgomery Securities, neither FPSB nor anyone acting on its behalf has or will have any liability to any broker, finder, agent or other person (other than legal and accounting advisers), nor have any of them agreed to pay any brokerage fee, finder's fee or commission, with respect hereto or to the transactions contemplated hereby.

       3.15 LABOR RELATIONS. FPSB is not a party to and is not affected by or threatened with any collective bargaining agreement or any dispute or controversy with a union or with respect to unionization or collective bargaining involving it. There are no union organizing or election activities which have occurred or, to the knowledge of FPSB, are contemplated relating to FPSB as of the date hereof. As of the date hereof, no material labor dispute, strike or other work stoppage has occurred and is continuing or has been threatened with respect to FPSB.

       3.16         REGISTRATION STATEMENT AND REGULATORY APPLICATIONS.

              (a) When the  Prospectus/Proxy  Statement  referred  to in Section
5.1, or any amendment or supplement thereto, shall be mailed to the Shareholders, and at all times after such mailing up to and including the date on which the Shareholders will consider the Merger and related matters ("FPSB
Meeting Date"), (i) such Prospectus/Proxy Statement and all amendments or supplements thereto, with respect to all information set forth therein provided by, and relating to, FPSB and in respect of this Agreement, will comply in all material respects with the provisions (to the extent applicable) of the Securities Act, the Exchange Act and the rules and regulations of the SEC and the Office of Thrift Supervision ("OTS") thereunder, and (ii) the information relating to FPSB and in respect of this Agreement set forth in the Prospectus/Proxy Statement as filed with the SEC and OTS under the Securities Act and the Exchange Act and the Registration statement as filed with the SEC under the Securities Act, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading or to correct any earlier communication with respect to the same meeting or subject matter.

              (b) When each of the applications for the Regulatory Approvals is filed, or amended or supplemented, the information provided by, and relating to, FPSB and in respect of this Agreement will comply in all material respects with the relevant laws and regulations and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to correct any earlier statements with respect to the same application or subject matter.

              (c) The execution, delivery and performance of this Agreement by FPSB do not, and the consummation by FPSB of the Merger will not, require any filing by FPSB with, or approval, consent, authorization or other action with respect to FPSB by, any governmental agency, other than (i) the filing of the articles of merger with the OTS and the Secretary of State of California and
(ii) any filing, approval, consent, authorization or action that would not generally be required if persons other than Bancorp were to acquire FPSB pursuant to the terms of this Agreement.

       3.17 INSURANCE. FPSB is insured against all risks normally insured against by institutions in similar lines of business. All such insurance policies and bonds maintained by FPSB are listed in the FPSB Schedule and in full force and effect. As of the date hereof, FPSB has not received any notice of cancellation or material amendment of any such insurance policy or bond, is not in default under any such policy or bond, no coverage thereunder is being disputed, and all material claims thereunder have been filed in timely fashion.

       3.18 EMPLOYMENT AND SIMILAR AGREEMENTS; OBLIGATIONS UPON CHANGE IN CONTROL. Except as set forth in the FPSB Schedule, there are no employment, consulting, severance or indemnification arrangements, agreements or understandings ("Employee Agreements") between FPSB and any officer (including "executive officers" as defined under the Exchange Act) or employee of FPSB or any other party. Except as set forth in the FPSB Schedule, there are no such Employee Agreements or other arrangements, and agreements (i) under which the change in control resulting from the Merger will require any payment by FPSB or Bancorp to any director, officer (including executive officers) or employee of FPSB or any other party, or (ii) under which there will occur any acceleration or change in the award, grant, vesting or determination of options, warrants, rights, severance payments, or other contingent obligations of any nature whatsoever of FPSB in favor of any such parties. Without limiting the foregoing, no payment to be made by FPSB prior to or after the Closing pursuant to the Employment Agreements will be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(l) of the Code. Except as set forth in the FPSB Schedule, FPSB has no knowledge of any agreements or understandings with any employee, which are inconsistent with the status of all employees, including officers of FPSB, being at-will.

       3.19 HAZARDOUS MATERIALS. None of FPSB, any current or former subsidiary, or any other person having an interest in property that FPSB, or such subsidiary, owns or leases or has owned or leased or in which FPSB or any subsidiary holds any security interest, mortgage, or other lien or interest ("Property") has engaged in the generation, use, manufacture, treatment, transportation, storage in tanks or otherwise, or disposal of Hazardous Material (as defined below) on or from such Property, and no (a) presence, release, threatened release, discharge, spillage or migration of Hazardous Material, (b) condition that could result in any use, ownership or transfer restriction, or (c) condition of nuisance has occurred on or from such Property, which, individually or in the aggregate, would constitute a Material Adverse Effect, and neither FPSB nor any such subsidiary has received notice of, or has reason to know of, a condition that could give rise to any private or governmental suit, claim, action, proceeding or investigation against FPSB, any such subsidiary, any other person or such Property as a result of any of the foregoing events. With respect to any Property in which FPSB or a subsidiary holds a security interest, mortgage or other lien or interest and which neither FPSB nor any current or former subsidiary has owned or leased, FPSB makes the foregoing representation and warranty to the best of its knowledge. "Hazardous Material" shall mean any substance, chemical, waste or other material which is listed, defined or otherwise identified as hazardous, toxic or dangerous under any applicable law, regulation or order of any governmental body; as well as any asbestos, petroleum, petroleum product or by-product, crude oil, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas useable for fuel, and "source," "special nuclear," and "by-product" material as defined in the Atomic Energy Act of 1985, 42 U.S.C. ss.ss. 3011 et seq.

       3.20 CERTAIN INTERESTS. Except in arm's-length transactions pursuant to normal commercial terms and conditions, no officer, director or employee of FPSB, or any affiliate thereof, has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of FPSB; no such person is indebted to FPSB except for normal business expense advances; and FPSB is not indebted to any such person except for amounts due under normal salary or reimbursement of ordinary business expenses. As used in this Section, "affiliate" means the spouse and children of a person, and any relative of the person or the spouse living in the person's home, and any corporation, partnership or other entity of which the person is an officer, director, general partner or the owner of five percent or more of the voting stock or other equity interest, directly or indirectly.

       3.21 FAIRNESS OPINION. FPSB has received an opinion of Montgomery Securities that the proposed Total Consideration Value to be received by the Shareholders is fair from a financial point of view to the Shareholders who would receive such consideration.

       3.22 MATERIALITY. All representations and warranties made by FPSB in and pursuant to this Agreement are agreed to be based on the best knowledge of the directors and executive officers of FPSB and, where applicable, to be based upon actions taken and decisions within their informed business judgment and consistent with past practices. Furthermore, no representation or warranty shall be deemed untrue or incorrect, and FPSB shall not be deemed to have breached any such representation or warranty, on account of the existence of any fact, circumstance or event unless, as a consequence of such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any such representation or warranty, as applicable, there is reasonably likely to occur a Material Adverse Effect.

IV.    REPRESENTATIONS AND WARRANTIES OF BANCORP


       Bancorp and CB make the following representations and warranties to FPSB, except as otherwise disclosed to FPSB in a schedule dated the date hereof and delivered by Bancorp to FPSB concurrently with the execution of this Agreement, which schedule in each case specifically refers to the section or sections of this Agreement to which an exception applies (the "Bancorp Schedule"):

       4.1    ORGANIZATION.

              (a) Bancorp is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. Bancorp has all requisite corporate power and authority to carry on its businesses as now conducted and is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under applicable law, except to the extent that the failure to have such power or authority or to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. Bancorp has the corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder.

              (b) CB is a California banking corporation, duly organized, validly existing and in good standing under the laws of the state of California. CB has all requisite corporate power and authority to carry on its businesses as now conducted and is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under applicable law, except to the extent that the failure to have such power or authority or to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. The deposit accounts of CB are insured by the FDIC to the fullest extent permitted under applicable law. CB has paid all premiums and assessments and filed all required reports in connection with the insurance of its deposits. Subject to approval by its sole shareholder, CB has the corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder.

              (c) CB has only one subsidiary, Cathay Investment Company ("CIC") and has made available to FPSB true and complete copies of the Articles of Incorporation and Bylaws of CIC. Bancorp owns directly or indirectly all of the outstanding capital stock of, and all other ownership interests in, CB. CB owns directly or indirectly all of the outstanding capital stock of, and all other ownership interests in, CIC. There are no outstanding options, warrants or other rights to subscribe for or purchase the capital stock of CB or CIC. All of the outstanding shares of the capital stock of CB and CIC have been validly authorized and issued, are full paid and nonassessable and were not issued in violation of any preemptive rights. CIC is duly organized, validly existing and in good standing under the laws of California. CIC has all requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted. CIC is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification and where the failure to be so licensed, qualified or in good standing would have a Material Adverse Effect on the financial condition, results of operations, business or prospects of CIC.

       4.2 BINDING EFFECT. Subject to the approval of the sole shareholder of CB, this Agreement has been duly and validly authorized, executed and delivered by Bancorp and CB and constitutes the valid and binding obligation of Bancorp and CB, enforceable against Bancorp and CB in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally, by the availability of equitable remedies, and by the discretion of the court or arbitrator before whom a proceeding may be brought. In addition, enforceability may be limited by considerations of public policy under the Securities Act and the Exchange Act, because of the inclusion of Article VII in the Agreement. Neither the execution and delivery of this Agreement by Bancorp and CB, nor the consummation by them of the transactions contemplated hereby, nor compliance by them with any of the provisions hereof will (a) conflict with or result in a breach of any provision of Bancorp's Certificate of Incorporation or Bylaws or CB's Articles of Incorporation or Bylaws, or (b) constitute or result in the breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or assets of Bancorp or CB pursuant to any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which Bancorp or CB is a party or by which any of their properties or assets may be bound, except such notes, bonds, mortgages, indentures, licenses, agreements, leases and other instruments or obligations the violation of which would not have, individually or in the aggregate, a Material Adverse Effect, or (c) violate any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to Bancorp or CB or any of their respective properties or assets, subject to obtaining the requisite Regulatory Approvals.

       4.3 CAPITALIZATION. The authorized capital stock of Bancorp consists of 10,000,000 shares of preferred stock, $0.01 par value per share, of which no shares were issued and outstanding on March 31, 1996, and 25,000,000 shares of Bancorp Stock, of which 7,880,102 shares were issued and outstanding as of March 31, 1996. The Bancorp Stock to be issued to the Shareholders pursuant to the provisions of this Agreement has been duly authorized, will be validly issued, fully paid and nonassessable and will not be issued in violation of any preemptive rights. Except as disclosed in Bancorp's Form 10-K for the year ended December 31, 1995 and except for Bancorp's Employee Stock Ownership Plan and Trust and Dividend Reinvestment Plan, there are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or commitments obligating Bancorp to issue any additional shares of Bancorp's capital stock, and no unissued shares of Bancorp Stock are subject to any preemptive rights. There are no outstanding contractual obligations of Bancorp to repurchase, redeem or otherwise acquire any outstanding shares of capital stock of or other ownership interest in Bancorp. The Bancorp Stock is registered under
Section 12(g) of the Exchange Act and Bancorp is subject to the periodic reporting requirements of Section 13 of the Exchange Act.

       4.4    FINANCIAL STATEMENTS AND REPORTS.

              (a) Bancorp has delivered to FPSB Bancorp's audited consolidated balance sheets as of December 31, 1995, 1994 and 1993, and its statements of earnings, changes in financial position (or cash flows, as applicable) and stockholders' equity for the years ended December 31, 1995, 1994 and 1993. Such financial statements have been prepared from the books and records of Bancorp and its subsidiaries, present fairly the financial condition and operating results of Bancorp and its subsidiaries as of the dates and during the periods
indicated  and  have  been  prepared  in  accordance  with  generally   accepted
accounting principles consistently applied throughout the periods covered, except as stated therein, and disclose all liabilities required to be disclosed therein except liabilities which are not, individually or in the aggregate, material to Bancorp. Since December 31, 1995, there has not been any material adverse change in the business, operations, prospects, properties, assets or condition (financial or otherwise) of Bancorp.

              (b) Since January 1, 1991, no registration statement, offering circular, proxy statement, schedule or report prepared by or on behalf of Bancorp, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since January 1, 1991, Bancorp has timely filed all Securities and Exchange Commission ("SEC") reports or such other communications required by the SEC to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all such SEC reports and communications complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. Since January 1, 1991, Bancorp, CB and any predecessor has filed all documents required to be filed by Bancorp or CB with the FDIC or the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of San Francisco ("FRB") except to the extent that all failures so to file would not, individually or in the aggregate, have a Material Adverse Effect; and all such documents, as finally amended or corrected, complied in all material respects as to form with applicable requirements of law. Except to the extent stated therein, all financial statements and related schedules included in the documents referred to in the preceding sentence were prepared in accordance with generally accepted accounting principles or such other regulatory accounting requirements as were applicable thereto (except that unaudited interim financial statements were condensed and omitted normal footnote disclosures), consistently applied throughout the periods covered, and fairly presented the information purported to be shown therein.

       4.5 BOOKS AND RECORDS; OTHER INFORMATION. The minute books of Bancorp and CB constitute materially true and accurate records of all meetings and actions taken by the Board of Directors and shareholders of Bancorp and CB. The copies of the Certificate of Incorporation and Articles of Incorporation, as applicable, and Bylaws of Bancorp and CB and amendments thereto delivered to FPSB are true and complete copies, and such Certificate of Incorporation, Articles of Incorporation and Bylaws are in full force and effect. All documents and other information as to existing facts relating to Bancorp and CB provided to FPSB by Bancorp and CB are, taken as a whole, accurate and complete in all material respects.

       4.6    COMPLIANCE WITH LAWS.

              (a) Bancorp and CB are in compliance with all laws, regulations, reporting and licensing requirements and orders applicable to their business or properties or any of their employees (because of such employee's activities on behalf of them), including, without limitation, those relating to wage and hour, labor and employment practices, equal opportunity, affirmative action and the Immigration Reform and Control Act, the breach or violation of which could, individually or in the aggregate, have a Material Adverse Effect.

              (b) Neither Bancorp nor CB has received any notification from any agency or department of any federal, state, local or foreign government or any regulatory authority or the staff thereof asserting that Bancorp or CB is not presently in compliance with any of the statutes, regulations or ordinances that such governmental or regulatory authority enforces, noncompliance with which could have, individually or in the aggregate, a Material Adverse Effect, nor is Bancorp or CB aware of any basis for any such assertion. Bancorp and CB are not subject to any agreement with any regulatory authority with respect to their assets or business that imposes any material restriction on the conduct of their business. Bancorp and CB have no material uncorrected deficiency from any federal or state banking regulatory examination report, except with respect to matters that have been disclosed in writing to FPSB.

              (c) Since January 1, 1991, Bancorp and CB have materially complied with all applicable California laws and regulations (i) regarding charges, and the waiver of such, for checking account overdrafts or checks returned due to insufficient funds, and (ii) regarding the calculation of interest on loans and deposits.

       4.7 MATERIAL CONTRACT DEFAULTS. Bancorp and CB are not in default under any contract, agreement, indenture, mortgage, deed of trust, loan instrument, commitment, arrangement, lease, insurance policy or other instrument to which they are a party or by which their respective properties or assets may be bound or affected or under which they or their respective business, properties or assets receive benefits, which default would be likely, individually or in the aggregate for all such defaults, to have a Material Adverse Effect, and, to the best knowledge of Bancorp, there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default.

       4.8 ABSENCE OF CERTAIN  CHANGES.  There has not been since  December  31,
1995:

              (a) any change in the business, financial condition, results of operations or prospects of Bancorp or CB that has had or may reasonably be expected to have, together with all other such changes, a Material Adverse Effect;

              (b) any direct or indirect redemption, purchase or other acquisition of shares of Bancorp's capital stock, convertible securities or securities exercisable for capital stock of Bancorp by Bancorp or any declaration, setting aside or payment of any dividend other than the payment of Bancorp's regular quarterly cash dividend on Bancorp Stock equal to $.15 per share per quarter;

              (c) any amendment or termination of any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which Bancorp or is a party or by which any of its properties or assets may be bound, other than amendments or terminations which do not and will not, individually or in the aggregate, have a Material Adverse Effect;

              (d) any amendment to the Certificate of Incorporation, Articles of Incorporation or Bylaws of Bancorp and CB;

              (e) any change by Bancorp or CB in accounting principles or methods, except as required by Financial Accounting Standards Board to comply with generally accepted accounting principles or by FRB or FDIC regulations;

              (f) any pledge, disposition or acquisition by Bancorp or CB of an asset or assets material to Bancorp or CB, except sales of foreclosed properties in the ordinary course of business;

              (g) any discharge or satisfaction of a material liability of Bancorp or CB; or

              (h) any damage, destruction or other casualty loss (whether or not covered by insurance) which has or can reasonably be expected to have a Material Adverse Effect.

       4.9    LITIGATION.

              (a) There are no pending  or, to the best  knowledge  of  Bancorp, threatened private or governmental suits, claims, actions, proceedings, arbitrations or investigations against Bancorp or CB, including without limitation those relating to unfair labor practice charges, complaints of discrimination, workers' compensation or unemployment claims, except for normal regulatory examinations and visits (with respect to which Bancorp is not aware of any material matters under discussion with any of the relevant governmental authorities) and except for matters arising in the ordinary course of business that are not expected to have a Material Adverse Effect.

              (b) Neither Bancorp nor, to the best knowledge of Bancorp, any officer, director or employee, has been permanently or temporarily enjoined by any order, judgment or decree of any court or other tribunal or any governmental or regulatory agency, authority or body from engaging in or continuing any conduct or practice in connection with the business, assets or properties of Bancorp or CB.

              (c) There is no order, judgment or decree of any court or other tribunal or any governmental or regulatory agency, authority or body ordering Bancorp or CB to take any action of any kind with respect to their business assets or properties or otherwise involving Bancorp or CB or any of their assets or properties.

       4.10 CONTINGENT LIABILITIES. Bancorp and CB are not subject to any material contingent liabilities of any nature (whether or not required to be disclosed under Financial Accounting Standards Board Statement No. 5) other than those reflected in or adequately reserved against in Bancorp's and CB's financial statements identified in Section 4.4(a).

       4.11         TAXES.

              (a) Definitions. For purposes of this Section 4.11, the following definitions shall apply:

                    (1) The term "Group" shall mean, individually and collectively, (i) Bancorp and (ii) any individual, trust, corporation, partnership or any other entity as to which Bancorp is liable for Taxes incurred by such individual or entity either as a transferee, or pursuant to Treasury Regulations Section 1.1502-6, or pursuant to any other provision of federal, territorial, state, local or foreign law or regulations.

                    (2) The term "Taxes" shall have the meaning given to that term in Section 3.12(a).

                    (3) The term "Returns" shall have the meaning given to that term in Section 3.12(a).

              (b) The Group has timely filed all Returns required to be filed, and the information contained in each such Return is complete and accurate in all material respects.

              (c) The Group has paid, or has set up adequate reserves for the payment of, all Taxes required to be paid in respect of the periods covered by such Returns and has set up adequate reserves for the payment of all other Taxes payable in respect of the period subsequent to the last of such periods and the Group has no material liability for such Taxes (and, to the best knowledge of Bancorp, there is no potential material liability in respect of deductions, costs or other allowances taken for federal income tax purposes likely to be disallowed in any audit by the Internal Revenue Service) in excess of the amounts so paid or reserves so established.

              (d) The Group is not delinquent in the payment of any Taxes, and it has not requested any extension of time within which to file any Returns that have not since been filed, and no material deficiencies for any Taxes have been claimed, proposed or assessed. Since December 31, 1990, the Group has not agreed to any extension of time for the assessment or payment of any Taxes payable by it.

              (e) There are no pending or, to the best of the Group's knowledge, threatened tax audits, investigations or claims for or relating to any material liability in respect of Taxes, and there are no matters under discussion with any governmental authorities with respect to Taxes that are likely to result in a material further tax liability.

              (f) Since January 1, 1990, the Group's federal income tax returns have not been audited by the Internal Revenue Service, and its California tax returns have not been audited by the Franchise Tax Board of the State of California.

       4.12         REGISTRATION STATEMENT AND REGULATORY APPLICATIONS.

              (a) When the Prospectus/Proxy Statement referred to in Section 5.1, or any amendment or supplement thereto, shall be mailed to the Shareholders, and at all times after such mailing up to and including the FPSB Meeting Date, (i) such Prospectus/Proxy Statement and all amendments or supplements thereto, with respect to all information, set forth therein relating to Bancorp and its subsidiaries, will comply in all material respects with the provisions (to the extent applicable) of the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder, and (ii) the information relating to Bancorp and its subsidiaries set forth in the Prospectus/Proxy Statement as filed with the SEC under the Securities Act and the Exchange Act and the Registration Statement as filed with the SEC under the Securities Act, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

              (b) When each of the applications for the Regulatory Approvals (as defined in Section 5.2) is filed, or amended or supplemented, the information relating to Bancorp and its subsidiaries and in respect of this Agreement will comply in all material respects with the relevant laws and regulations and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to correct any earlier statements with respect to the same application or subject matter. Bancorp and CB at this time have a reasonable basis to believe that each of the Regulatory Approvals (as defined in Section 5.2(a)) should be obtained; provided, however, that FPSB acknowledges that there can be no assurances that all Regulatory Approvals will be obtained.

              (c) The execution, delivery and performance of this Agreement by Bancorp and CB, as applicable, do not, and the consummation by Bancorp and CB of the Merger and the transactions contemplated hereby will not, require any filing by Bancorp or CB with, or approval, consent, authorization or other action with respect to Bancorp or CB by, any governmental agency, other than (i) filings with and/or approval by the FRB, (ii) filings with and approval by the FDIC, (iii) filings with and approval by the Superintendent, (iv) filing with and declaration of effectiveness by the SEC,
(v) filing with the OTS, (vi) filings with, and approvals, qualifications or exemptions by, authorities administering the Blue Sky laws of the jurisdictions in which the Shareholders reside, (vii) the filing of the properly approved Merger Agreement with the California Secretary of State, and (viii) any filing, approval, consent, authorization or action that would not generally be required in connection with the acquisition by Bancorp of a federal savings bank pursuant to the terms of this Agreement.

       4.13 HAZARDOUS MATERIALS. None of Bancorp, any current or former subsidiary, or any other person having an interest in property that Bancorp, or such subsidiary, owns or leases or has owned or leased or in which Bancorp or any subsidiary holds any security interest, mortgage, or other lien or interest ("Property") has engaged in the generation, use, manufacture, treatment, transportation, storage in tanks or otherwise, or disposal of Hazardous Material (as defined in Section 3.19) on or from such Property, and no (a) presence, release, threatened release, discharge, spillage or migration of Hazardous Material, (b) condition that could result in any use, ownership or transfer restriction, or (c) condition of nuisance has occurred on or from such Property, which, individually or in the aggregate, would constitute a Material Adverse Effect, and neither Bancorp nor any such subsidiary has received notice of, or has reason to know of, a condition that could give rise to any private or governmental suit, claim, action, proceeding or investigation against Bancorp, any such subsidiary, any other person or such Property as a result of any of the foregoing events. With respect to any Property in which Bancorp or a subsidiary holds a security interest, mortgage or other lien or interest and which neither Bancorp nor any current or former subsidiary has owned or leased, Bancorp makes the foregoing representation and warranty to the best of its knowledge.

       4.14 MATERIALITY. All representations and warranties made by Bancorp in and pursuant to this Agreement are agreed to be based on the best knowledge of the directors and executive officers of Bancorp and CB and, where applicable, to be based upon actions taken and decisions within their informed business judgment and consistent with past practices. Furthermore, no representation or warranty shall be deemed untrue or incorrect, and Bancorp or CB shall not be deemed to have breached any such representation or warranty, on account of the existence of any fact, circumstance or event unless, as a consequence of such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any such representation or warranty, as applicable, there is reasonably likely to occur a Material Adverse Effect.


V.     COVENANTS OF FPSB AND BANCORP

       5.1 PREPARATION OF REGISTRATION STATEMENT AND APPLICATIONS FOR REQUIRED CONSENTS. FPSB and Bancorp contemplate that a Registration Statement on Form S-4 (the "Registration Statement") will be filed with the SEC under the Securities Act for registration of the Bancorp Stock to be issued in connection with the transactions contemplated hereby and that the parties will prepare a related Prospectus/Proxy Statement (the "Prospectus/Proxy Statement") to be mailed to the Shareholders. The parties will cooperate with each other in preparing such Registration Statement and Prospectus/Proxy Statement. The parties will use their best efforts to obtain the clearance of the SEC, and any other required Regulatory Approvals, to issue such Prospectus/Proxy Statement. Without limiting the generality of the foregoing, nothing shall be contained in the Prospectus/Proxy statement or any proxy soliciting materials unless approved in advance by Bancorp, which approval shall not be unreasonably withheld, and nothing shall be contained in the Registration Statement or the Prospectus/Proxy Statement with respect to FPSB unless approved in advance by FPSB, which approval shall not be unreasonably withheld.

       5.2    PURSUIT OF APPROVALS.

              (a) Subject to Section 6.1(a), the parties shall use their best efforts to obtain all necessary governmental approvals required to consummate the Merger, including approval by:

                    (i)    the FRB;
                    (ii)   the FDIC; and
                    (iii)  the Superintendent.

In addition, the consummation of the transactions contemplated hereby are subject to:

                    (x) the expiration of any waiting period required (including any extensions thereof) pursuant to any of the foregoing approvals;

                    (y) the declaration of effectiveness of the Registration Statement, which on the Closing Date must not be the subject of a stop order or threatened stop order; and

                    (z) the shares of Bancorp Stock being delivered by Bancorp to the Shareholders in exchange for their shares of FPSB Stock having been qualified or registered for offering and sale under the securities or Blue Sky laws of each jurisdiction in which the Shareholders reside (or exempted therefrom); provided that Bancorp shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified.

Such approvals, together with any other governmental approvals that are necessary to effectuate the Mergers, are referred to herein as the "Regulatory Approvals."

              (b) Subject to Section 6.1(a), the parties hereto shall cooperate and shall use their reasonable best efforts to obtain all the Regulatory Approvals and to do all other things which are or may be reasonably necessary to consummate the Merger. Bancorp shall have primary responsibility for the preparation of all applications and filings required in connection with subparagraphs (a) (i), (ii) and (iii) above and shall use its best efforts to file all necessary applications within 50 days of the date hereof. Each party shall cooperate with the other in preparation of all applications for such Regulatory Approvals and will furnish promptly upon request all documents, information, financial statements or other materials as may be required in order to complete such applications. In addition, Bancorp shall furnish FPSB and its counsel with copies of the non- confidential portions of all such applications after they are filed. Should the appearance of any of the officers, directors, employees or counsel of any of the parties hereto be requested by any of the parties or by any governmental agency at any hearing or otherwise in connection with any such application, such party shall promptly use its best efforts to arrange for those appearances. Each party hereto shall afford the others reasonable opportunity to review all such applications and all amendments and supplements thereto before filing and each party's prior consent shall be required (and not unreasonably withheld) as to all information and data submitted by another party which pertains to the party whose consent is required. Notwithstanding anything to the contrary implied in this Agreement, Bancorp and CB shall not be required to accept any term or condition imposed by any governmental authority in connection with any of the transactions contemplated by this Agreement or the operation of Bancorp or its subsidiaries after the Closing which Bancorp or CB reasonably and in good faith determines to be unduly burdensome, provided that Bancorp and CB may not withdraw any application for the Regulatory Approvals based on such determination unless FPSB shall concur in writing as provided in Section 6.1(a)(ii).

       5.3 OTHER CONSENTS. FPSB agrees to apply for and diligently seek to obtain all written consents and approvals of other persons in connection with its leases and other agreements, the benefits of which cannot be retained upon the consummation of the transactions contemplated hereby without the written consent of such persons.

       5.4 ACTIVITIES PENDING CLOSING. From the date hereof to and including the Effective Time, unless Bancorp otherwise consents in writing or except as otherwise provided or anticipated herein, FPSB shall:

              (a) Conduct its affairs only in the ordinary course of business consistent with past practice (including, but not limited to, its provisions for possible loan losses) and in material compliance with applicable laws, regulations, rules and directives, use all reasonable efforts to preserve intact its present business organization and use its best efforts to keep its assets and facilities in good repair, keep available the services of its present officers and employees and preserve its relationship and goodwill with all persons having business dealings with it;

              (b) Refrain from issuing or selling or obligating itself to issue or sell any shares of its capital stock or any warrants, rights or options to acquire, or any securities convertible into, any of its capital stock;

              (c)  Refrain   from   paying  any   dividends   or  making   other
distributions with respect to the capital stock of FPSB, except for a $500,000 semi-annual cash dividend payable on June 1, 1996;

              (d)   Not amend its Federal Stock Charter or Bylaws;

              (e) Except as otherwise required by law or determined in good faith by the Board of Directors of FPSB to be required in order to discharge its fiduciary duties, refrain from entering into, or recommending the adoption by the Shareholders of, any agreements involving the possible merger or other business combination concerning FPSB or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, FPSB by any other person not party to this Agreement;

              (f) Except as otherwise required by law or determined in good faith by the Board of Directors of FPSB to be required in order to discharge its fiduciary duties, refrain from accepting or recommending to the Shareholders any tender offer to purchase any of FPSB's outstanding shares of FPSB Stock;

              (g) Consult with and seek the advice of Bancorp with respect to basic policies relating to branching, site location and relocation;

              (h) Not enter into, amend or terminate any material contract or agreement, except in the ordinary course of business;

              (i) Not enter into, amend, terminate, extend or renew any lease for real property;

              (j) Refrain from hiring any employees, directors, officers (Vice Presidents and more senior officers), agents, consultants or representatives (or increasing the salary of, or benefits or any other compensation payable to, any of those persons) or effecting, entering into or modifying any employment agreement, bonus, pension, retirement, severance, insurance or other arrangement to or with any person, except for the hiring of staff other than officers on a temporary basis, and except for reasonable retention and transition bonuses payable at the Closing.

              (k) Not create or incur any mortgage, deed of trust, pledge, assessment, security interest, adverse claim, charge or encumbrance of any kind or conditional contract of sale or contract for any of the foregoing on any assets owned, used or held for use in the conduct of the business of FPSB;

              (l) Not make capital expenditures or commitments therefor in excess of $50,000 in the aggregate;

              (m) Not incur or increase its indebtedness for borrowed money, except in the ordinary course of business consistent with past practices;

              (n) Not cancel or waive any claims or rights of substantial value, except in the ordinary course of business consistent with past practices;

              (o) Not make any payments to any affiliates of FPSB other than lease payments on Property leased by FPSB in amounts consistent with past practices and other than the payment of ordinary directors' fees for attendance at meetings of the Board of Directors of FPSB, also in amounts consistent with past practices;

              (p) Not fail in any material respect to comply with any regulation or directive of the OTS or any other governmental authority;

              (q) Not originate any new loans that would have an outstanding principal amount in excess of $500,000, purchasing or modifying any existing loans, or modifying any material agreements; provided, however, that Bancorp's consent shall not be required for FPSB to modify any loan with an outstanding principal amount of less than $500,000, if any such modification neither extends the loan maturity by more than one year nor reduces FPSB's regulatory capital in any respect;

              (r) Not agree, in writing or otherwise, to do any of the foregoing; and

              (s) Not cause or permit any of the things listed in Sections 3.11(b) through (q) to occur.

For purposes of this Section 5.4, Bancorp shall not unreasonably withhold its consent and its consent shall be deemed given if not refused in writing within seven calendar days after receipt by Bancorp of a written request by FPSB (and Bancorp will make reasonable efforts to reply sooner), provided that FPSB furnishes Bancorp with complete information and an opportunity to consult concerning the subject of the consent as early as reasonably possible before requesting the consent.

       5.5 MONTEREY PARK PROJECT. Notwithstanding the representations and covenants in Sections 5.4 and elsewhere in this Agreement, Bancorp and FPSB agree that reasonable preliminary planning expenses may be incurred and paid as reasonably necessary by FPSB (including but not limited to demolition, engineering, architectural and other planning and design services) with respect to contingent plans to construct a new Head Office in Monterey Park; provided that (a) such total expenses incurred or paid between the date hereof and the Closing related to this project shall not exceed $100,000 and (b) FPSB shall not undertake or commit to undertake or pay for any activities related to the project other than such preliminary planning matters without the prior written consent of Bancorp.

       5.6 ACCESS TO INFORMATION. During the period of this Agreement and until the Effective Time, FPSB shall furnish and use its best efforts to cause its independent auditor and any service bureau under

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contract  to it to furnish,  to Bancorp or its  authorized  representatives,  on reasonable  notice  and  during  ordinary  business  hours,  full  access to its premises and all of its books, records and properties, including, but not limited to, all loan, investment, accounting, tax and property records and files
including,   without  limitation,  all  files,  computer  records  and  customer information, whether held by FPSB, the independent auditor or any service bureau. FPSB shall provide reasonable access to allow Bancorp to communicate
with  FPSB's   employees.   FPSB  shall  provide   Bancorp  and  its  authorized
representatives with access to any and all real properties securing loans made by it, to the extent legally permissible. Such examination shall be made in a manner that will not unreasonably interfere with the conduct of the business of the party being examined and shall not affect any of the representations and warranties hereunder. FPSB shall provide and use its best efforts to cause its independent auditor and any service bureau to provide, adequate space and facilities and the cooperation of their personnel, including copying facilities to the end that such examination shall be completed expeditiously, completely and accurately. Without limitation of the foregoing, Bancorp or its authorized representatives shall be specifically entitled to conduct environmental reviews, investigation and testing as to the presence of Hazardous Materials in or on any Property.

       5.7 CONFIDENTIALITY. Except as contemplated by this Agreement or as necessary to carry out the transactions contemplated herein, all information or documents furnished hereunder by any party to any other party shall be kept confidential by the party to whom it is furnished, and shall not use the same for its advantage until such time as such information becomes publicly available, except to the extent (a) it was known by such other party when received, or (b) it is or thereafter becomes lawfully obtainable from other sources (except through a breach by a party), or (c) it is necessary or appropriate to disclose the same to any regulatory authority having jurisdiction over the parties or their subsidiaries or as otherwise may be required by law or
(d) such duty of confidentiality is waived by the other party. If such transactions are not consummated, each party shall return to the other all information and documents furnished hereunder and shall return or destroy all summaries and excerpts therefrom. Without limiting the foregoing, information and documents furnished by FPSB hereunder may be disclosed by Bancorp to the FRB, FDIC, the OTS, the Superintendent and any other governmental agency whose approval, consent, authorization or other action is necessary for the consummation of the Merger and the transactions contemplated hereby.

       5.8 MEETING OF SHAREHOLDERS. FPSB shall duly call a meeting of its Shareholders for the purpose of obtaining the approval by the Shareholders of the Merger, this Agreement, the Merger Agreement and all other matters necessary to consummate the transactions contemplated by this Agreement, which meeting shall be held not later than 45 days following the date upon which the Registration Statement shall have been declared effective. In connection with such meeting, the Board of Directors of FPSB shall, to the extent consistent with their fiduciary duties, recommend approval of the transactions contemplated by this Agreement and indicate the determination by the

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



Board of Directors that the Merger is in the best interests of the Shareholders. Notice of the meeting to be held by FPSB shall be accompanied by the Prospectus/Proxy Statement. Prior to mailing the Prospectus/Proxy Statement, FPSB shall deliver to Bancorp a comfort letter from its accountants to the effect set forth in Section 6.3(d), and dated as of a date not earlier than five days prior to the date of such mailing of the Prospectus/Proxy Statement.

       5.9 COMPLIANCE WITH REGULATORY AUTHORITIES. In obtaining the approval of Shareholders referred to in Section 5.8, FPSB and its officers and directors will, in all respects, comply with the provisions of and the rules and regulations under the Securities Act and the Exchange Act and other applicable laws and regulations of the OTS. In connection with that approval of Shareholders, Bancorp and its officers will, in all respects, comply with the provisions of and the rules and regulations under the Securities Act and the Exchange Act and other applicable laws and regulations of the FRB, FDIC and State of California. Bancorp and CB shall not fail in any material respect to comply with any regulation or directive of, or any commitments made or any corrective action plans or program presented to, the FRB, FDIC, or the Superintendent.

       5.10 BANCORP STOCK LISTING. Bancorp shall use its best efforts to list, prior to the Effective Time, on the Nasdaq National Market System, subject only to official notice of issuance, the shares of Bancorp Stock to be issued pursuant to the Merger.

       5.11 NOTIFICATION. Each party to this Agreement shall notify each other party promptly after becoming aware of the occurrence of, or the impending or threatened occurrence of, any event that would constitute a breach on its part of any obligation under this Agreement or the occurrence of any event that would cause any representation or warranty made by it herein to be false or misleading, or if it becomes a party or is threatened with becoming a party to any legal or equitable proceeding or governmental investigation or upon the occurrence of any event that in each case would result in a material change in the circumstances of such party described in the representations and warranties contained herein.

       5.12 NO SHOPPING. Except as otherwise required by law or determined in good faith by the Board of Directors of FPSB to be required in order to discharge its fiduciary duties, FPSB shall not, directly or indirectly, through any officer, director or agent or otherwise, solicit, initiate, encourage, participate in any negotiation in respect of or cooperate with (including by way of furnishing any nonpublic information concerning the business, properties or assets of FPSB) any Acquisition Proposal (as defined in Section 8.2(c)). FPSB will notify Bancorp promptly by telephone, and thereafter promptly confirm such notification in writing, if any such information is requested from, or any Acquisition Proposal or inquiry with respect to any Acquisition Proposal is received by, FPSB.

       5.13 FUTURE INFORMATION. FPSB shall provide to Bancorp as soon as practicable and to the extent permitted by law, but in no event later than 30 days following the end of each calendar month from the date

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



hereof through the Closing Date, copies of all financial statements and other written information provided to the Board of Directors of FPSB, and all reports filed with federal or state regulatory agencies.

       5.14 DIRECTORS' AND OFFICERS' LIABILITY INSURANCE. FPSB will use its best efforts to obtain insurance coverage for five years from the Effective Date (with at least as much dollar coverage as FPSB's directors and officers have under their current policy) for prior acts for all current and former directors of FPSB; provided, however, that FPSB, Bancorp and CB shall not be obligated to make premium payments for such insurance to the extent such annual premium payments would exceed 200 percent of the annual premium payments of FPSB for such insurance during the year prior to the Effective Time. If such coverage is not available, Bancorp and CB will use their best efforts to purchase "prior acts" coverage for such five-year period and will maintain FPSB's current and former directors and officers as "Additional Insureds" on Bancorp's or CB's "prior acts" coverage also for such five-year period; provided, however, that Bancorp and CB shall not be obligated to make premium payments for such insurance to the extent such annual premium payments would exceed 200 percent of the annual premium payments of CB for such insurance during the year prior to the Effective Time.

       5.15 FURTHER ASSURANCES. At the request of Bancorp, including after the Closing and without payment or any additional consideration other than reimbursement for authorized and documented out-of-pocket expenses, FPSB's directors and officers shall execute and deliver such further documents and take such further actions as may be reasonably requested by Bancorp in order to give effect to the provisions of this Agreement or to assist Bancorp in connection with any lawsuit, inquiry, proceeding or other matter, whether or not currently pending, which arises out of events or circumstances that precede the Closing.

       5.16 AFFILIATES. At least 40 days before the Closing Date, FPSB shall deliver to Bancorp a letter identifying all persons who are, at the time this Agreement is submitted for approval to the Shareholders, "affiliates" of FPSB for purposes of Rule 145 under the Securities Act. FPSB shall use its best efforts to cause each person named on the letter delivered by it to deliver to Bancorp at least 30 days before the Closing Date a written agreement substantially in the form provided to FPSB by Bancorp relating to compliance with the requirements of Rule 145.

       5.17 BENEFIT PLANS. Before the Closing Date, FPSB shall terminate or cause the termination of any Plan in which members of the Boards of Directors of FPSB or FPSC participate, provided that after the Closing, Bancorp and CB agree to honor and effect the payment election option that each vested FPSB director under the FPSB Directors' Retirement Plan shall select before the Closing Date. Before the Closing Date, FPSB shall terminate or cause the termination of any 401(k) Plan maintained for employees of FPSB or FPSC. FPSB shall consult with Bancorp in connection with such terminations and shall comply with applicable law and all related reasonable limitations specified by Bancorp. Bancorp agrees that with respect to any pension, savings, vacation, health and welfare, disability benefits,

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



compensation, incentive and bonus arrangements of Bancorp or CB, including the "Cathay Employee Incentive Stock Ownership Plan and Trust," Bancorp shall recognize, or cause CB to recognize, under its or CB's employee benefit plans and compensation arrangements, the service of any employee of FPSB with FPSB (counted from the original date of hire) if employed by Bancorp or CB after the Effective Time for purposes of participation, eligibility and vesting, but not for purposes of benefit accrual or calculation.

       5.18 BANCORP STOCK. From the date hereof to and including the Effective Time, unless FPSB otherwise consents in writing (which shall not be unreasonably or untimely withheld), Bancorp shall refrain from issuing or selling or obligating itself to issue or sell any shares of its capital stock or any warrants, rights or options to acquire or any securities convertible into, any of its capital stock (other than pursuant to this Agreement and other than pursuant to Bancorp's existing option and purchase arrangements and dividend reinvestment plan), and shall neither take or agree to take any action before or after the Effective Time that would prevent the transactions contemplated by this Agreement from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

       5.19 LOAN LOSS RESERVE. After the receipt of all Regulatory Approvals (subject to the expiration of any applicable waiting periods) and the approval of the Merger by the Shareholders, and effective immediately before the Closing, FPSB shall increase its reserve for possible loan losses by the amount specified by Bancorp, provided that such action (a) shall not be deemed to have a Material Adverse Effect and (b) shall not be deemed to be a determination by the Board of Directors of FPSB that FPSB's reserve for possible loan losses is not adequate.


VI.    CONDITIONS TO CLOSING


       6.1 MUTUAL CONDITIONS TO PARTIES' OBLIGATION TO CLOSE. The respective obligations of Bancorp, CB and FPSB to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver on or before the Closing Date (or as otherwise provided below) of all of the following conditions:

              (a) Regulatory Approvals. All the Regulatory Approvals for the transactions contemplated by this Agreement shall have been obtained without the imposition of any condition (i) which Bancorp in good faith determines to be materially burdensome upon the conduct of the business of Bancorp or CB as the same is being conducted at the time such approval is granted, or as the same is then anticipated to be conducted in the future and (ii) with which determination FPSB concurs in writing (which concurrence shall not be unreasonably withheld); such approvals shall be in effect and no proceedings shall have been instituted or threatened with respect thereto; all applicable waiting periods with respect to such approvals shall have expired; and all conditions and requirements prescribed by law or by such Regulatory Approvals shall have been satisfied.

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




              (b) Registration Statement. The Registration Statement, as it may have been amended, required in connection with the shares of Bancorp Stock to be issued to Shareholders pursuant to Section 1.2 and as described in Section 5.1, shall have become effective and no stop order suspending the effectiveness of such Registration Statement shall have been issued and shall remain in effect, and no proceedings for that purpose shall have been initiated or threatened by the SEC the basis for which shall remain in effect.

              (c) No Violation of Law. The transactions contemplated by this Agreement shall not violate any order, decree or judgment of any court or governmental body having competent jurisdiction, and no law, rule or regulation shall have been adopted by any such body that prohibits or enjoins the actions contemplated by this Agreement. No action, suit or proceeding before any court or governmental body shall be pending or threatened challenging the legality of the transactions contemplated by this Agreement, or seeking to restrain their consummation.

              (d) Federal Tax Opinion. FPSB shall have received (and Bancorp shall have received a copy of) an opinion of Pillsbury Madison & Sutro LLP, special counsel to FPSB, in form and substance reasonably satisfactory to FPSB, including provisions permitting reliance on the opinion by FPSB, to the effect that for federal income tax purposes: (i) the transactions contemplated hereby will constitute a reorganization within the meaning of Section 368(a) of the Code; (ii) no gain or loss will be recognized by the Shareholders who receive solely Bancorp Stock in exchange for their FPSB Stock in the Merger; (iii) the tax basis of a Shareholder in the Bancorp Stock received in the Merger in exchange for his or her FPSB Stock will be the same as the tax basis of the FPSB Stock surrendered in exchange therefor; and (iv) the holding period of the shares of Bancorp Stock received in the Merger by a Shareholder in exchange for his or her FPSB Stock will include the holding period of the shares of the FPSB Stock surrendered therefor provided that such FPSB Stock was held as a capital asset by such Shareholder. The parties understand and agree that said tax opinion shall rely upon customary representations by the parties and/or the Shareholders (or assumptions) as to certain factual matters, including (without limitation) a representation (or assumption) that a minimum of 50 percent of all currently outstanding FPSB Stock will be exchanged for Bancorp Stock in the Merger, with no intention to dispose of such Bancorp Stock and that substantially all of the assets of FPSB will be acquired by CB.

              (e) Stock Listing. Nasdaq shall have confirmed to Bancorp that the shares of Bancorp Stock expected to be issued in connection with the Merger are authorized for listing on the Nasdaq National Market System.

       6.2 CONDITIONS TO FPSB'S OBLIGATION TO CLOSE. The obligation of FPSB to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver on or before the Closing Date (or as otherwise provided below) of all of the following conditions:

              (a) Continued Accuracy of Warranties and Representations. All representations and warranties of Bancorp and CB contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except to the extent such representations and warranties expressly speak as of an earlier date); Bancorp and CB shall have performed and satisfied in all material respects all covenants and conditions required by this Agreement to be performed and satisfied by either of them at or prior to the Closing Date; and there shall have been delivered to FPSB on the Closing Date, a certificate executed by a duly authorized officer of Bancorp and CB, certifying, to the best of the officer's knowledge, compliance with all the provisions of this Section 6.2(a).

              (b)   Board and Shareholder Approval.

                    (i) The Shareholders of more than two-thirds of the outstanding shares of FPSB Stock entitled to vote shall have approved this Agreement, the Merger, the Merger Agreement and the transactions contemplated hereby and

                    (ii) Bancorp shall have furnished FPSB with:

                           (A) a certified copy of each of the resolutions  duly
              adopted by the Boards of Directors of Bancorp and CB approving this Agreement, the Merger, the Merger Agreement and the transactions contemplated hereby; and

                           (B) a certified copy of  resolutions  duly adopted by
              Bancorp, as the sole holder of the outstanding shares of CB entitled to vote thereon, approving this Agreement, the Merger, the Merger Agreement and the transactions contemplated hereby.

              (c) Opinion of Counsel. FPSB shall have received an opinion addressed to it of Heller, Ehrman, White & McAuliffe, counsel to Bancorp, dated the Closing Date, expressing the legal opinions, containing the qualifications and making the assumptions that are customary for similar transactions.

              (d) Calculation Date Bancorp Stock Price. The Calculation Date Bancorp Stock Price shall be equal to at least $11.00.

              (e) Fairness Opinion. FPSB shall have received the opinion of Montgomery Securities in form and substance reasonably satisfactory to FPSB to the effect that the Total Consideration Value to be received by the Shareholders is fair from a financial point of view to the Shareholders receiving such consideration.

       6.3 CONDITIONS TO BANCORP'S OBLIGATION TO CLOSE. The obligation of Bancorp and CB to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver on or before the Closing Date (or as otherwise provided below) of all of the following conditions:

              (a) Continued Accuracy of Warranties and Representations. All warranties and representations of FPSB contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except to the extent such representations and warranties expressly speak as of an earlier date); FPSB shall have performed and satisfied in all material respects all covenants and conditions required by this Agreement to be performed and satisfied by it at or prior to the Closing Date; and there shall have been delivered to Bancorp and CB on the Closing Date a certificate executed by the Chairman of the Board of Directors of FPSB certifying, to the best of such officer's knowledge, compliance with all the provisions of this Section 6.3(a).

              (b)   Board and Shareholder Approval.

                    (i)    FPSB shall have furnished Bancorp and CB with:

                           (A) a certified copy of the resolutions duly adopted by the Board of Directors of FPSB approving this Agreement, the Merger, the Merger Agreement and the transactions contemplated hereby and directing the submission thereof to a vote of the Shareholders; and

                           (B) a certified copy of resolutions duly adopted by the holders of more than two-thirds of the outstanding shares of FPSB entitled to vote thereon approving this Agreement, the Merger, the Merger Agreement and the transactions contemplated hereby.

                    (ii) The conditions  described in Section  6.2(b)(ii)(A) and
(B) shall have been fulfilled.

              (c) Opinion of Counsel. Bancorp and CB shall have received an opinion addressed to them of Pillsbury Madison & Sutro LLP, counsel to FPSB, dated the Closing Date, expressing the legal opinions, containing the qualifications and making the assumptions that are customary for similar transactions.

              (d) Comfort Letter. Bancorp shall have received a "comfort" letter from the independent auditor for FPSB, dated as of a date not more than five days before the Closing Date, in form and substance satisfactory to Bancorp and substantially to the effect that:

                    (i) it is an independent public accounting firm with respect to FPSB within the meaning of the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder, and the information appearing in the Registration Statement as it relates to such firm is correct;

                    (ii) in its opinion the audited financial statements of FPSB examined by it and included in the Registration Statement or incorporated therein by reference comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the applicable published rules and regulations of the SEC thereunder with respect to registration statements on the form employed;

                    (iii) on the basis of specified procedures, which do not constitute an examination in accordance with generally accepted auditing standards but which do include a reading of the unaudited financial statements, if any, of FPSB, included or incorporated by reference in such Registration Statement and of the latest available unaudited financial statements of FPSB, inquiries of officers responsible for financial and accounting matters of FPSB and a reading of the minutes of meetings of shareholders and the Board of Directors of FPSB, nothing has come to its attention that causes it to believe (A) that the unaudited financial statements, if any, of FPSB included or incorporated by reference in such Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder, (B) that the unaudited financial statements of FPSB from which any unaudited quarterly financial information set forth in such Registration Statement has been derived and the then latest available unaudited financial statements of FPSB are not fairly presented in conformity with generally accepted accounting principles on a basis substantially consistent with that of prior audited financial statements, or (C) that, as of a designated date not more than five business days prior to the Closing Date, there has been any change in the capital stock of FPSB, or any decrease in excess of five percent in total shareholders' equity (excluding any costs associated with the Merger) of FPSB, in each case in comparison with the amounts shown for each of the foregoing items in the most recent information presented in the Registration Statement and in the Financial Statements; and

                    (iv) it has compared with the general accounting records of FPSB and other data prepared by FPSB to the extent specified in such letter, certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from general accounting records of FPSB) set forth in the Registration Statement and, except as set forth in such letter, has found such amounts and percentages constituting such information to be in agreement.

              (e) Dissenting Shares Limitation. Not more than 10 percent of the issued and outstanding shares of FPSB Stock at the Effective Time shall be Dissenting Shares.

              (f) Benefit Plans. The Plans required by Section 5.17 to be terminated shall have been terminated in accordance with applicable law and the reasonable limitations specified by Bancorp.

              (g) Loan Loss Reserve. As required by Section 5.19, FPSB shall have increased its reserve for possible loan losses by the amount specified by Bancorp.



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



VII.          INDEMNIFICATION

       7.1 INDEMNIFICATION OF BANCORP INDEMNITEES. FPSB shall indemnify and hold harmless Bancorp and all of its affiliates, directors, officers, employees and agents (collectively, the "Bancorp Indemnitees") from and against any and all claims, losses, judgments, liabilities, settlements, fines, penalties, interest, costs and expenses (including all reasonable attorneys' fees and disbursements, whether incurred in resolving indemnification issues between or among parties to this Agreement or in defending third-party claims, and collectively with such claims, etc., "Losses") that constitute, result from, arise out of or are connected: (a) with any obligations or liabilities of FPSB, whether accrued, absolute, contingent, known or unknown that were required to be, but were not, disclosed in this Agreement, (b) any breach of any representation, warranty or covenant of FPSB set forth in this Agreement or (c) any material misstatement or omission to state any fact which is required to be disclosed for purposes of the inclusion of such information in any regulatory filing made on behalf of the parties hereto for the purpose of effecting the terms of this Agreement, including, but not limited to, the Registration Statement, the Prospectus/Proxy Statement and any amendment thereto.

       7.2    INDEMNIFICATION OF FPSB INDEMNITEES.

              (a) Bancorp shall indemnify and hold harmless FPSB and all of its affiliates, directors, officers, employees and agents (collectively, the "FPSB Indemnitees") from and against all Losses that constitute, result from, arise out of or are connected with any breach of any representation, warranty or covenant of Bancorp forth in this Agreement and from and against all Losses that constitute, result from, arise out of or are connected: (a) with any obligations or liabilities of Bancorp or CB, whether accrued, absolute, contingent, known or unknown that were required to be, but were not, disclosed in this Agreement, (b) any breach of any representation, warranty or covenant of Bancorp or CB set forth in this Agreement or (c) any material misstatement or omission to state any fact which is required to be disclosed for purposes of the inclusion of such information in any regulatory filing made on behalf of the parties hereto for the purpose of effecting the terms of this Agreement, including, but not limited to, the Registration Statement, the Prospectus/Proxy Statement and any amendment thereto.

              (b) In addition to the covenants and obligations in Section 5.14, from and after the Effective Time, until the fifth anniversary of the Effective Time, Bancorp will, to the fullest extent permitted by then applicable law, indemnify current and former directors and officers of FPSB (also "FPSB Indemnitees") as though they had been directors and/or officers of Bancorp, for all Losses arising out of acts or omissions occurring prior to, and including, the Effective Time and, to the extent consistent with the Certificate of Incorporation, Articles of Incorporation and Bylaws of Bancorp and CB, shall pay all reasonable expenses in advance of the final disposition of any such claims or potential liabilities, which payments must be immediately repaid by the FPSB Indemnitee if such payments are later deemed not required by this Agreement or are not allowed by law. Notwithstanding the foregoing, no FPSB Indemnitee shall be entitled to indemnification for any conduct which involved: (i) intentional misconduct, (ii) a knowing violation of law by the FPSB Indemnitee, (iii) conduct or circumstances where indemnification would not be permitted under Section 317 of the California Corporations Code (as if such statute applied) or (iv) any transaction from which the FPSB Indemnitee has personally received a benefit in money, property or services to which the FPSB Indemnitee was not legally entitled.

       7.3 DIMINUTION. It is expressly understood that "Losses" may include a diminution in value even absent a claim by another person against any Bancorp Indemnitees or FPSB Indemnitees (collectively, the "Indemnitees" or, individually, an "Indemnitee").

       7.4 INDEMNIFICATION PROCEDURE FOR THIRD-PARTY CLAIMS. If any action or claim (a "Third-Party Claim") is or shall be commenced against any Indemnitee in respect of which an Indemnitee seeks or will seek indemnification from one or more of the indemnitors under Section 7.1 or 7.2 (collectively, as appropriate, the "Indemnitors"), the Indemnitee shall notify the Indemnitor in writing and summarize the nature of the Third-Party Claim and the basis upon which it appears to have been asserted. Any delay in giving such a notice shall not affect the rights of the Indemnitee under this Article VII unless the Indemnitor demonstrates that such delay materially prejudiced the rights of the Indemnitor with respect to the Third-Party Claim. Within 10 business days after an Indemnitee gives such a notice, the Indemnitor shall notify the Indemnitee in writing whether the Indemnitor will defend the Third-Party Claim. If the Indemnitor elects to defend, it will not settle or compromise the Third-Party Claim without the Indemnitee's prior written consent. That consent shall not be unreasonably withheld. If the Indemnitor does not defend the Third-Party Claim, the Indemnitee shall be entitled, but not obligated, to defend the Third-Party Claim. Whether or not the Indemnitor defends, the Indemnitor shall pay and shall currently fund all costs and expenses of the defense. Moreover, if the Indemnitor does not timely elect to defend or does so elect but does not defend the Third-Party Claim in good faith, the Indemnitee, after giving the Indemnitor at least 10 business days' prior written notice of its intention to proceed with a settlement, need not consult the Indemnitor regarding any settlement or compromise.

       7.5 SURVIVAL. The representations and warranties contained in this Agreement shall not survive the Closing. The representations and warranties shall be of no further force and effect after the Closing, unless and to the extent that a claim (or claims) for indemnification has been asserted in writing to the Indemnitor on or before the Closing. The covenants of the parties shall survive until fully performed or discharged. The Merger Agreement shall survive the Closing.


VIII.         TERMINATION

       8.1 TERMINATION. This Agreement and the obligations of the parties hereunder may be terminated:

              (a) By mutual written consent of the parties at any time whether or not previously approved by the Shareholders;

              (b) By any party upon the expiration of 15 days after the FRB, FDIC, the Superintendent, OTS or any other governmental authority having jurisdiction over any of the transactions set forth herein, in writing denies or refuses to grant any approval, consent, qualification or ruling required to be obtained under applicable law or refuses to accept or process further Bancorp's or CB's application, or Bancorp or CB withdraws its application and does not promptly resubmit the application;

              (c) Immediately upon the expiration of 30 days from the date that Bancorp has given notice to FPSB of FPSB's material misrepresentation in respect of or material breach of or failure to satisfy any condition, warranty, representation or agreement herein; provided, however, that no such termination shall take effect unless it is reasonably evident that FPSB cannot or will not fully and completely correct the grounds for termination as specified in the aforementioned notice on or before the Closing Date;

              (d) Immediately upon the expiration of 30 days from the date that FPSB has given notice to Bancorp of Bancorp's material misrepresentation in respect of or material breach of or failure to satisfy any condition, warranty, representation or agreement contained herein; provided, however, that no such termination shall take effect unless it is reasonably evident that Bancorp cannot or will not fully and completely correct the grounds for termination as specified in the aforementioned notice on or before the Closing Date;

              (e) Prior to the approval of this Agreement by the requisite vote of the Shareholders, by the Board of Directors of FPSB if there exists at such time an Acquisition Proposal (as defined below) and such Board of Directors, after having consulted with and considered the advice of outside legal counsel, reasonably determines in good faith that such action is necessary in the exercise of its fiduciary duties under applicable laws;

              (f) By FPSB if the Calculation Date Bancorp Stock Price is not equal to at least $11.00; and

              (g) Immediately by a party hereto that is not in default hereunder, if the Closing has not occurred on or before February 1, 1997.

       8.2    EFFECT OF TERMINATION.

              (a) If this Agreement is terminated under Section 8.1, this Agreement shall become void, and there shall be no liability on the part of any party or any of such party's directors, officers, employees or agents to the other party or such other party's shareholders; provided that the obligations of Sections 5.7, 8.2(b),

9.8 and 9.10 and Article VII shall survive the termination of this Agreement; and provided further that a termination under Section 8.1(c) or (d) shall not relieve any party of any liability for breach of this Agreement or for any misrepresentation hereunder or be deemed to constitute a waiver of any remedy available for such breach or misrepresentation.

              (b) If this Agreement is terminated prior to or concurrently with the occurrence of any of the following events, FPSB shall pay to Bancorp a cash fee of $875,000 in immediately available funds on or before the second business day following such termination:

                    (i) FPSB (or its Board of Directors) shall have entered into an agreement with respect to, or authorized, approved, proposed or publicly announced its intention to enter into, any Acquisition Proposal;

                    (ii) any person (together with its affiliates and associates) or group (as such terms are used for purposes of Section 13(d) of the Exchange Act) (other than Bancorp) shall have acquired beneficial ownership of 50 percent or more of the then outstanding shares of the FPSB Stock then entitled to vote generally in the election of directors of FPSB; or

                    (iii) following the making of an Acquisition Proposal, FPSB shall have breached any covenant or agreement contained in this Agreement such that Bancorp would be entitled to terminate this Agreement under
       Section 8.1(c) thereof (without regard to any grace period provided for therein) unless such breach is promptly cured without jeopardizing consummation of the Merger pursuant to the terms of this Agreement.

FPSB acknowledges that its obligations under this Section 8.2(b) are necessary in order to induce Bancorp to enter into this Agreement and Bancorp's undertaking of efforts in furtherance of the Merger.

              (c) "Acquisition Proposal" shall mean any (i) publicly announced proposal, (ii) regulatory application or notice (whether in draft or final form), (iii) agreement or understanding, (iv) disclosure of an intention to make a proposal, or (v) amendment to any of the foregoing, made or filed on or after the date hereof, in each case with respect to any of the following transactions with a counterparty other than Bancorp or any of its subsidiaries: (A) a merger or consolidation, or any similar transaction, involving FPSB; (B) a purchase, lease or other acquisition of all or substantially all of the assets or deposits of FPSB or (C) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 20 percent or more of the voting power of FPSB.

IX. MISCELLANEOUS


       9.1 NOTICES. Any notice or other communication required or permitted hereunder shall be made in writing and shall be delivered personally or sent by an overnight delivery or courier service, by certified or registered mail (postage prepaid), by telegraph or by facsimile transmission as follows:

       To Bancorp or CB:                Cathay Bancorp, Inc.
                                        777 North Broadway
                                        Los Angeles, CA  90012
                                        Attn:  Dunson K. Cheng
                                               Chairman and President
                                        Fax:   (213) 625-1368


       With a copy to:                  Heller, Ehrman, White & McAuliffe
                                        601 South Figueroa Street
                                        Los Angeles, CA  90017-5758
                                        Attn:  Steven O. Weise, Esq.
                                        Fax:   (213) 614-1868


       To FPSB:                         First Public Savings Bank, F.S.B.
                                        977 North Broadway, Suite 308
                                        Los Angeles, CA  90012
                                        Attn:  Jack C. Lee
                                               Chairman
                                        Fax:   (213) 620-0485


       With a copy to:                  Pillsbury Madison & Sutro LLP
                                        725 S. Figueroa Street, Suite 1200
                                        Los Angeles, CA  90017-5443
                                        Attn:  T. J. Grasmick, Esq.
                                        Fax:   (213) 629-1033


Such notice or other communication shall be deemed given when so delivered personally, telegraphed or sent by facsimile transmission, or, if sent by overnight delivery or courier service, the day after sent from within the United States, or if mailed, four days after the date of deposit in the United States mail.

       9.2 GOVERNING LAW. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the internal laws of the State of California without taking into account provisions regarding choice of law, except to the extent certain matters may be governed as a matter of law by the law of the State of Delaware (as the state of incorporation of Bancorp).

       9.3 ENTIRE AGREEMENT. The parties intend that the terms of this Agreement shall be the final expression of their agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative or other legal proceeding involving this Agreement. This Agreement, including all schedules and exhibits hereto, constitutes the entire agreement between the parties and supersedes all prior negotiations, undertakings, representations and agreements, if any, of the parties hereto.

       9.4 AMENDMENTS AND WAIVERS. This Agreement may not be amended except upon the written consent of all parties hereto. By an instrument in writing, any party may waive compliance by any other party with any term or provision of this Agreement that such other party was or is obligated to comply with or perform; provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy or power provided herein or by law or in equity. The waiver by any party of the time for performance of any act or condition hereunder does not constitute a waiver of the act or condition itself.

       9.5 SEVERABILITY. If any provision of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other persons, places and circumstances shall remain in full force and effect.

       9.6 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall constitute one and the same instrument.

       9.7 HEADINGS. The article, section and other headings used in this Agreement are for reference purposes only and shall not constitute a part hereof or affect the meaning or interpretation of this Agreement.

       9.8 EXPENSES. Subject to Section 8.2 hereof, the parties agree that fees and out-of-pocket expenses incurred by the parties in connection with the transactions contemplated by this Agreement shall be paid as follows:

              (a) Fees and disbursements of counsel, consultants and accountants (including the fees and disbursements in connection with the accountant's comfort letters required by Sections 5.7 and 6.3(d) hereof) shall be paid by the party employing such persons. FPSB shall arrange for such persons to render statements for such fees and disbursements not less frequently than monthly and final statements no later than five days after the Closing Date. FPSB shall pay for its own reasonable costs, fees and expenses. FPSB agrees not to incur unnecessary or unreasonable costs, fees and expenses not otherwise customary for comparable transactions and not within the business judgment and fiduciary responsibilities of the Board of Directors of FPSB in satisfying FPSB's obligations under this Agreement.

              (b) Other expenses in connection with any necessary qualifications of Bancorp Stock under state securities or Blue Sky laws shall be paid by Bancorp.

              (c) Except as otherwise provided above, expenses in connection with the printing of this Agreement and related documents and the Registration Statement and Prospectus/Proxy Statement shall be divided equally between FPSB and Bancorp, except that legal expenses and the expenses referred to in clause
(a) above shall be paid by the party incurring such expenses.

              (d)  All  other  fees  and  out-of-pocket   expenses  incurred  in
connection with the transactions contemplated hereby shall be paid by the party incurring such expenses.

              (e) For purposes of this Section 9.8, the term "costs, fees and expenses" do not include damages that may otherwise be recoverable by any party as a result of the material breach of this Agreement by any other party.

       9.9    CERTAIN DEFINITIONS.

              (a) "Material Adverse Effect" shall mean any change in or effect on the business of FPSB or Bancorp, as the case may be, that is materially adverse to the business, operations, properties or financial condition of FPSB taken as a whole or Bancorp taken as a whole, as the case may be, or that is materially adverse to the ability of such entity to perform its obligations under this Agreement in a timely manner; provided, however, that Material Adverse Effect shall not include such changes resulting from market and economic conditions that generally affect the bank or savings bank industries as a whole or any legislation or regulations relating to bad debt reserve recapture, federal deposit insurance assessments or exit fees.

              (b) A "subsidiary" of an entity shall mean any corporation, a majority of the outstanding voting securities of which are owned directly or indirectly by such entity.

              (c) The term "person" shall include any individual, partnership, joint venture, corporation, trust or unincorporated organization, any other business entity and any government or any department or agency thereof, whether acting in an individual, fiduciary or other capacity.

       9.10 ATTORNEYS' FEES. If any legal action or other formal proceeding, or any informal effort is brought or made for the enforcement of this Agreement or because of an alleged dispute, breach or default in connection with this Agreement, the party that substantially prevails shall be entitled to recover reasonable attorneys' fees and other costs incurred in such action, proceeding or effort in addition to any other relief to which it may be entitled, from the party or parties that do not substantially prevail.

       9.11 PUBLICITY. The parties hereto will consult with each other with regard to the terms and substance of any and all press releases, announcements or other public statements with respect to the transactions contemplated hereby. The parties agree further that none of them will release any such press release, announcement or other public statement without the prior approval of the other parties, unless such release is required by law and the parties cannot approve a mutually acceptable form of release, in which event the party releasing the information, announcement or public statement shall not be deemed to be in breach of this Agreement. The parties agree further that such approval will not be unreasonably withheld, and they pledge to make a good faith effort to reach agreement expeditiously on the terms of any such press release, announcement or other public statement.

       9.12 BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by any party without the prior written consent of the other parties.

       9.13 THIRD PARTY. Except as specifically provided herein, each party intends that this Agreement shall not benefit or create any right or cause of action in any person other than the parties to this Agreement.

       9.14 GENDER; NUMBER. Whenever the context of this Agreement requires, the masculine gender shall include the feminine or neuter, and the singular number shall include the plural, and vice versa.

                   [balance of page intentionally left blank]

              IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                 CATHAY BANCORP, INC.



                                 By      /s/ Dunson K. Cheng
                                    -----------------------------------------
                                        Dunson K. Cheng
                                        President and Chairman of
                                        the Board of Directors



                                 CATHAY BANK



                                 By      /s/ Dunson K. Cheng
                                    -----------------------------------------
                                        Dunson K. Cheng
                                        President and Chairman of
                                        the Board of Directors



                                 FIRST PUBLIC SAVINGS BANK, F.S.B.


                                 By      /s/ Jack C. Lee
                                    -----------------------------------------
                                        Jack C. Lee
                                        Chairman of the Board
                                        of Directors

                                                          EXHIBIT A to Agreement
                                                              and Plan of Merger


                                MERGER AGREEMENT




              THIS IS A MERGER AGREEMENT (this "Merger Agreement") dated as of _________________, 1996 by and among CATHAY BANCORP, INC., a Delaware corporation ("Bancorp"), CATHAY BANK, a California state banking corporation ("CB"), with its principal place of business at 777 North Broadway, Los Angeles, California 90012, and FIRST PUBLIC SAVINGS BANK, F.S.B., a United States federal stock savings bank ("FPSB"), with its principal place of business at 977 North Broadway, Los Angeles, California 90012.


                                    RECITALS


              WHEREAS, Bancorp, CB and FPSB have entered into an Agreement and Plan of Merger (the "Agreement"), dated as of May __, 1996, providing for the merger of FPSB into CB on the terms and conditions provided in the Agreement and this Merger Agreement and in accordance with Sections 4880 through 4891 of the California Financial Code and 12 C.F.R. Sections 303.3, 552.13 and 563.22 (the "Merger");

              WHEREAS, FPSB has authorized capital stock of 10,000,000 shares of common stock, $1.00 par value per share ("FPSB Stock"), of which at the date hereof [4,000,000] shares are outstanding; and

              WHEREAS, CB has authorized capital stock of [__________] shares of common stock, $ _____ par value per share, of which at the date hereof [________] shares are outstanding;

              WHEREAS, Bancorp has authorized capital stock of 25,000,000 shares of common stock, $0.01 par value per share ("Bancorp Stock"), of which at the date hereof [__________] shares are outstanding, and 10,000,000 shares of preferred stock, $0.01 par value per share, of which at the date hereof no shares are outstanding and

              WHEREAS, the directors, or a majority of them, of each constituent entity, respectively, deem it advisable and in the best interests of the respective constituent banks and their respective shareholders or shareholder that the Merger be so consummated.

              NOW, THEREFORE, Bancorp, CB and FPSB, subject to the conditions set forth in the Agreement, in consideration of the premises and of the mutual covenants and agreements contained therein and herein and of the benefits to accrue to them, hereby agree that the constituent banks be merged into a single bank which shall be CB and hereby agree, prescribe and set forth (among other provisions) the terms and conditions of the Merger, the mode of carrying the same into effect and the manner and basis of converting the shares of each constituent bank as follows:


                                    ARTICLE I

                                     MERGER

       1.1 Subject to the conditions set forth in the Agreement, FPSB shall be merged into CB in accordance with the applicable provisions of Sections 4880 through 4891 of the California Financial Code and 12 C.F.R. Sections 552.13 and
563.22 upon the filing of this Merger Agreement with the Superintendent, after approval by the California State Superintendent of Banks (the "Superintendent") and certification by the California Secretary of State. The date and time of such filing is referred to as the "Effective Time." At the Effective Time, the separate existence of FPSB shall cease except to the extent provided by law in the case of a corporation after its merger into another corporation and CB shall continue under the laws of California as the surviving bank (the "surviving bank").

       1.2  The name of the surviving bank shall be "Cathay Bank."

       1.3 The home office of the surviving bank shall be 777 North Broadway, Los Angeles, California 90012.


                                   ARTICLE II

                          ARTICLES OF INCORPORATION AND
                            BYLAWS OF SURVIVING BANK


       2.1 The Articles of Incorporation of CB as in effect immediately before the Effective Time shall continue in full force and effect as the Articles of Incorporation of the surviving bank until thereafter duly amended.

       2.2 The Bylaws of CB as in effect immediately before the Effective Time shall continue in full force and effect as the Bylaws of the surviving bank until thereafter duly amended.


                                   ARTICLE III

                             BOARD OF DIRECTORS AND
                           OFFICERS OF SURVIVING BANK


       3.1 All directors of CB serving immediately before the Effective Time shall continue to serve for the terms to which they were elected before the Effective Time.

       3.2 All officers of CB serving immediately before the Effective Time shall continue to serve for the terms to which they were elected before the Effective Time.



                                   ARTICLE IV

                           MANNER OF CONVERTING SHARES
                          OF STOCK OF CONSTITUENT BANKS


       4.1 As of the Effective Time, each share of FPSB Stock, excluding Dissenting Shares (as defined in Section 4.2), outstanding immediately before the Effective Time shall, by virtue of the Merger and without any action on the part of the holders of the FPSB Stock, be converted into the right to receive cash and shares of Bancorp Stock as provided in Section 1.2 of the Agreement.

       4.2 A "Dissenter" is a Shareholder who is entitled to dissent from corporate action under 12 C.F.R. Section 552.14 and who exercises that right when and in the manner required by that regulation. Each outstanding share of FPSB Stock that is held by a Dissenter (a "Dissenting Share") shall be converted into the right to receive payment pursuant to 12 C.F.R. Section 552.14.


                                    ARTICLE V

                  SUBMISSION TO SHAREHOLDERS AND EFFECTIVENESS


       5.1 This Merger Agreement shall be submitted for consideration and vote by the shareholders of each constituent bank as required by the California Financial Code and the regulations of the OTS. If adopted by the requisite votes of the shareholders of each constituent bank, subject to the conditions set forth in the Agreement, this Merger Agreement shall be delivered to the Superintendent, the California Secretary of State and the OTS for filing. The officers of the constituent bank shall execute all such other documents and shall take all such other actions as may be necessary to effect the Merger in accordance with this Merger Agreement.


                                   ARTICLE VI

                       TRANSFER OF ASSETS AND LIABILITIES



       6.1 Upon and after the Effective Time, the surviving bank shall possess all the rights, privileges, powers and franchises, of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties, of the constituent banks; and

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



all the rights, privileges, powers and franchises of the constituent banks, and all property, real, personal and mixed, and all debts due to either constituent bank on whatever account, as well for stock subscriptions as all other things in action or belonging to each constituent bank shall be vested in the surviving bank; and all property, rights, privileges, powers and franchises, and all and every other interest, shall be thereafter as effectually the property of the surviving bank as they were constituent banks, and the title to any real estate vested by deed or otherwise in either constituent bank shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of either constituent bank shall be preserved unimpaired, and all debts, liabilities and duties of the constituent banks shall thenceforth attach to the surviving bank, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

       6.2 If at any time after the Effective Time the surviving bank shall consider or be advised that any further deeds, assignments or assurances in law or any other things are necessary, desirable or proper to vest, perfect or confirm, of record or otherwise, in the surviving bank, the title to any property or rights of the constituent banks acquired or to be acquired by reason of, or as a result of, the Merger, the constituent banks agree that the surviving bank and its proper officers and directors shall execute and deliver all such property, deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights in the surviving bank and otherwise to carry out the purposes of this Merger Agreement, and that the proper officers and directors of the constituent banks and the proper officers and directors of the surviving bank are fully authorized in the name of the constituent banks or otherwise to take any and all such action.


                                   ARTICLE VII

               TERMINATION OF AGREEMENT AND ABANDONMENT OF MERGER


       7.1 This Merger Agreement and the Merger contemplated hereby may be terminated and abandoned, as provided in the Agreement, at any time before this Merger Agreement has been filed as provided herein, whether before or after approval of this Merger Agreement by the shareholders of FPSB or CB, or both of them, and shall automatically terminate without further action by either of the parties hereto if the Agreement is terminated in accordance with its terms.

       7.2 At any time before the filing of this Merger Agreement as provided herein, the parties hereto may, by written agreement approved by their Boards of Directors and subject to Article VIII of the Agreement, (i) extend the time for the performance of any of the obligations or other acts of the parties hereto,
(ii) waive compliance with any of the conditions, covenants or agreements

                                       -4-

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contained  in  this  Merger  Agreement  or  (iii)  amend  or  modify  any of the provisions of this Merger Agreement.

       7.3 If for any reason this Merger Agreement ceases to be binding upon the constituent banks because of termination as provided herein or otherwise, it shall thereafter be void without further action by the shareholders of either constituent bank.


                                  ARTICLE VIII

                                  MISCELLANEOUS


       8.1 This Merger Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which counterparts collectively shall constitute one instrument representing the Merger Agreement.

       8.2 Except as otherwise provided in this Merger Agreement, nothing herein expressed or implied is intended, or shall be construed, to confer upon or give any person, firm or bank, other than the constituent banks and their respective security holders and their successors and assigns, any rights or remedies under or by reason of this Merger Agreement.

       8.3 This Merger Agreement and the legal relations between the parties shall be governed by and construed in accordance with the internal laws of the State of California without taking into account provisions regarding choice of law, except to the extent certain matters may be governed as a matter of law by the law of the State of Delaware (as the state of incorporation of Bancorp).

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                                       -5-

       IN WITNESS WHEREOF, Bancorp, CB and FPSB have caused this Merger Agreement to be signed as of the date first above written.

                              CATHAY BANCORP, INC.

Attest:

                                          By ______________________________
______________________________                     Dunson K. Cheng
Secretary                                          President and Chairman of the
                                                   Board of Directors


                                          CATHAY BANK

Attest:

                                          By ______________________________
______________________________                     Dunson K. Cheng
Secretary                                          President and Chairman of the
                                                   Board of Directors


                                          FIRST PUBLIC SAVINGS BANK, F.S.B.

Attest:

                                          By ______________________________
______________________________                     Jack C. Lee
Secretary                                          Chairman of the
                                                   Board of Directors


                                       -6-